AMENDED AND RESTATED
                              PARTNERSHIP AGREEMENT
                                       OF
                             TRADING COVE ASSOCIATES

                                TABLE OF CONTENTS


                                                                          Page

RECITALS ..................................................................  1

                                  ARTICLE I

                        CONTINUATION, NAME, PURPOSES,
                      OFFICE AND TERM OF THE PARTNERSHIP ..................  1

1.01      Admission of Sun and the Continuation of the Partnership ........  1
1.02      Name of the Partnership .........................................  1
1.03      Purposes of the Partnership .....................................  2
1.04      Principal Office; Agent for Service of Process ..................  2
1.05      Term of the Partnership .........................................  2

                                  ARTICLE II

                  CAPITAL CONTRIBUTIONS AND RELATED MATTERS ...............  3

2.01      Capital Contributions by the Partners; Percentage
          Interests .......................................................  3
2.02      Additional Contributions ........................................  3
2.03      Optional Loans ..................................................  3
2.04      Limitations on Use of Capital Contribution ......................  4
2.05      Capital Contributions to Restore Capital Accounts at
          Termination of the Partnership ..................................  4
2.06      Return of Capital Contributions; Interest on Capital
          Contributions ...................................................  4
2.07      Remedies for Non-Payment of Additional Contributions ............  4
2.08      Additional Capital Contributions by the Partners ................  6
2.09      Remedies for Non-Payment of Additional Capital
          Contributions ...................................................  6

                                 ARTICLE III

                              ALLOCATION OF THE
                             PROFITS, LOSSES, AND
                       DISTRIBUTIONS OF THE PARTNERSHIP ...................  9

3.01      Allocation of the Profits and Losses of the Partnership .........  9
3.02      Allocations Solely for Federal Income Tax Purposes .............. 11
3.03      Distribution of Excess Cash ..................................... 12
3.04      Withholding of Tax .............................................. 13


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                                  ARTICLE IV

                        MANAGEMENT OF THE PARTNERSHIP
                             AND RELATED MATTERS .......................... 13

4.01      Management Powers of the Managing Partners ...................... 13
4.02      Major Business Decisions of the Original Partners ............... 15
4.03      Resolution of Disputes .......................................... 16
4.04      Designated Representative of the Managing Partner ............... 18
4.05      Duty to Devote Time; Other Activities ........................... 19
4.06      Indemnity ....................................................... 20
4.07      Dealing with the Partnership .................................... 20
4.08      Certain Services, Fees and Reimbursements to the Partners
          and Affiliates of the Partners .................................. 21
4.09      Employment Agreement with an Affiliate .......................... 25
4.10      The Facility and the Development Agreement ...................... 25
4.11      Budget .......................................................... 25

                                  ARTICLE V

                     ACCOUNTING MATTERS AND BANK ACCOUNTS ................. 26

5.01      Fiscal Year and Accounting Method ............................... 26
5.02      Books and Records ............................................... 26
5.03      Bank Accounts ................................................... 26
5.04      Tax Information and Financial Statements ........................ 26
5.05      Tax Matters Partner ............................................. 26

                                  ARTICLE VI

                    ASSIGNMENTS OF PARTNERSHIP INTERESTS,
                 WITHDRAWAL OF A PARTNER AND RELATED MATTERS .............. 27

6.01      Assignment of Sun's Partnership Interest ........................ 27
6.02      Assignment of an Original Partner's Partnership Interest ........ 28
6.03      Admission of the Partners ....................................... 30
6.04      Transfers at Death or Incompetency of a Principal of the
          Original Partners ............................................... 31
6.05      Withdrawal etc. of a Partner .................................... 32
6.06      Development Agreement Withdrawal ................................ 33
6.07      Financing Withdrawal ............................................ 35
6.08      Insolvency of a Partner ......................................... 36
6.09      Power of Attorney ............................................... 36
6.10      Dissolution of a Partner ........................................ 36

                                 ARTICLE VII

                WINDING UP AND TERMINATION OF THE PARTNERSHIP ............. 36

7.01      Liquidation of the Property and Assets of the Partnership
          and Disposition of the Proceeds ................................. 36


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                                 ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES BY THE PARTNERS ............ 38

8.01      Original Partner Representations ................................ 38
8.02      Sun Representations ............................................. 39
8.03      Mutual Representations .......................................... 39

                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS ....................... 39

9.01      Notices ......................................................... 40
9.02      Article and Section Headings .................................... 41
9.03      Construction .................................................... 41
9.04      Severability .................................................... 41
9.05      Governing Law ................................................... 42
9.06      Counterparts .................................................... 42
9.07      Entire Agreement ................................................ 42
9.08      Amendments to this Agreement .................................... 42
9.09      Benefits Limited to Partners .................................... 42
9.10      Further Assurances .............................................. 42
9.11      Successors and Assigns .......................................... 42

                                  ARTICLE X

                                   GLOSSARY ............................... 42

10.01     Definitions ..................................................... 42

                                  Exhibit List

                                                                          Page

Exhibit A
        Capital Contributions by the Partners .............................  3

Exhibit B
        Development Agreement ............................................. 33

Exhibit C
        Withdrawal Agreement .............................................. 36

Exhibit D
        Shareholders of Record of Sun ..................................... 39

Exhibit E
        Initial Budget .................................................... 46

                              AMENDED AND RESTATED
                              PARTNERSHIP AGREEMENT
                                       OF
                             TRADING COVE ASSOCIATES


      THIS AGREEMENT, made as of the 21st day of Sept, 1994 by and among (1) Sun Cove, Ltd., a Connecticut corporation ("Sun"), (ii) RJH Development Corp., a New York corporation ("RJH"), (iii) Leisure Resort Technology, Inc., a Connecticut corporation ("Leisure"), (iv) Slavik Suites, Inc., a Michigan corporation ("Slavik") and (v) LMW Investments, Inc., a Connecticut corporation ("LMW").


                                    RECITALS:

     A. RJH, Leisure, Slavik and LMW, as partners (hereinafter collectively referred to as the "Original Partners"), were parties to a partnership agreement dated July 23, 1993, as amended by that certain First Amendment to Partnership Agreement of Trading Cove Associates dated effective March 24, 1994 (as amended from time to time, the "Original Partnership Agreement") pursuant to which the parties formed Trading Cove Associates, a Connecticut general partnership (the "Partnership").

     B. The parties desire that (i) Sun be admitted to the Partnership as a partner, (ii) the original Partnership Agreement be further amended, modified and restated in its entirety by this Agreement, and (iii) the Partners continue the Partnership, for the purposes and term set forth in, and in accordance with the provisions of, this Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                          CONTINUATION, NAME, PURPOSES,
                       OFFICE AND TERM OF THE PARTNERSHIP

1.01      Admission of Sun and the
          Continuation of the Partnership:

     Sun shall be admitted to the Partnership as a partner and the Partners shall continue the Partnership as a partnership under the Act, for the purposes and term set forth in, and in accordance with, the provisions of this Agreement. The admission of Sun shall be effected by, and shall occur at the time of, the execution of this Agreement by all of the Partners.

1.02      Name of the Partnership:

     The name of the Partnership shall continue to be "Trading Cove Associates", or such other name as shall be selected from time to time by the Managing Partners. The Partnership may transact its business under any assumed name or names selected by the Managing Partners at any time and from time to time. The Managing Partners shall expeditiously file any certificates or other filings with governmental agencies as may be required in connection with the Partnership's business pursuant to any statute, ordinance, rule or regulation.

1.03      Purposes of the Partnership:

     a. The purposes of the Partnership are, and the Partnership is being continued to, (i) become, act as, execute all of the rights and powers of, and perform all of the duties, responsibilities and obligations of, the exclusive agent of The Mohegan Nation (the "Mohegan Tribe"), to manage and develop an entertainment and gaming facility (the "Facility") on certain land located in the City of Montville and the City of Norwich, Connecticut (or such other land as may be required to develop the Facility) (the "Property"), which Property is to be located within the Mohegan Tribe's Reservation, (ii) at the election of the Partners, become, act as, exercise all of the rights and powers of, and perform all of the duties, responsibilities and obligations of, the exclusive agent for or otherwise participate in other gaming and/or resort activities involving Native Americans or any other gaming activity (individually an "Alternative Facility" and collectively the "Alternative Facilities"), (iii) sell or otherwise dispose of all, or any portion of, or any interest in, the Development Agreement or any other agreement relating to an Alternative Facility or any other property or asset of the Partnership if and when the Partners, in their sole discretion, so determine, and if and to the extent permitted under the Development Agreement or any other agreement relating to an Alternative Facility, and (iv) engage in any and all activities incidental or related to the foregoing activities.

     b. The Partnership and the Partners shall have all the powers necessary or appropriate for the accomplishment of the Partnership's purposes, including, but not limited to, the powers described or referred to in Section 4.01 a. hereof.

1.04      Principal Office; Agent for Service of Process:

     a. The principal office of the Partnership shall be located at 914 Hartford Turnpike, P.O. Box 715, Waterford, Connecticut 06385, or at such other place as the Managing Partners shall select from time to time. In the event the Managing Partners elect to designate another principal office for the Partnership, the Managing Partners shall send each Partner a written notice of the Partnership's new principal office address.

     b. If the Partnership is required to maintain an agent for service of process for any reason or is otherwise required to maintain a designated agent, such agent shall be Len Wolman, whose address is 914 Hartford Turnpike, P.O. Box 715, Waterford, Connecticut 06385, or such other person as the Managing Partners shall select from time to time. Len Wolman shall promptly (i) inform the other Partners in writing of any information relating to the Partnership which comes into his possession as a result of his acting as agent for the Partnership in accordance with this Section 1.04 b. and (ii) send the Partners all papers, documents and any other materials concerning the Partnership served upon him in his capacity as agent for the Partnership pursuant to this Section 1.04 b. Notwithstanding the foregoing, if any Partner is served or receives any of the foregoing information or materials from a third party, it shall promptly send such information or materials to all of the Partners.

1.05      Term of the Partnership:

     a.   The term of the Partnership began on July 27, 1993.

     b. The term of the Partnership shall end on December 31, 2040 and the Partnership shall dissolve on such date. However, if any of the following events shall occur prior to December 31, 2040, the Partnership shall dissolve on the first to occur of such events:

          (1) A final disposition by the Partnership of its entire interest in the Facility and the termination of the Development Agreement; provided, however, if the Partnership has acquired any interest in an Alternative Facility, the term of the Partnership shall not end until a final disposition by the Partnership of its entire interest in all such Alternative Facilities and the termination of any agreements relating thereto; and provided further, if such sale or other disposition results in the acquisition of a receivable by the Partnership, the Partnership shall not dissolve until such receivable has been collected, unless the Managing Partners agree otherwise;

          (2) The decision of the Managing Partners to terminate the Partnership; or

          (3) Any other event which, under this Agreement or the Act, results in the dissolution of the Partnership.

                                   ARTICLE II

                    CAPITAL CONTRIBUTIONS AND RELATED MATTERS

2.01      Capital Contributions by the Partners; Percentage Interests:

     a. Each Partner has made a Capital Contribution in the amount set forth opposite its name in column (2) on Exhibit A attached hereto and incorporated herein (the "Original Capital Contribution").

     b. Each Partner shall have the Percentage Interest set forth opposite his name in column (3) on Exhibit A attached hereto.

2.02      Additional Contributions:

     When and if additional monies are needed to fund the Partnership's obligations under the Development Agreement, in excess of all monies contributed to date by the Partners to the Partnership as set forth in Exhibit A, Sun on the one hand and the Original Partners on the other hand shall each fund such obligations pro rata in accordance with their Percentage Interests up to a maximum aggregate amount of U.S. $160,000.00 (individually an "Additional Contribution" and collectively "Additional Contributions"), so that in the aggregate the Partners' contributions to the Partnership will not exceed the maximum contribution amount, U.S. $1,100,000.00, one-half of which shall be contributed by Sun and one-half of which shall be contributed by the Original Partners. In the event any Additional Contribution is required, the Original Partners Managing Partners shall give each of the Partners a capital call notice ("Capital Call Notice"), which Capital Call Notice shall specify the amount required and the budgeted item(s) in the Initial Budget for which the Capital Call Notice is given together with a copy of paid invoices or a statement indicating such budgeted items are currently due and payable.

2.03      Optional Loans:

     In the event the Partnership requires any additional funds to satisfy the Partnership's obligations under the Development Agreement or to otherwise satisfy any obligations it may have with respect to any Alternative Facility, any Partner may, but shall not be obligated to, make loans to the Partnership (together with any accrued interest thereon, the "Loans"). Each Partner shall be entitled to make Loans to the Partnership on a pro rata basis, based on each of its respective Partnership Interests; provided, however, if any Partner elects not to make such Loans, the Partners making such Loans may increase their respective pro rata shares of such Loans or may make such Loans on any basis agreeable to the

Partners making such Loan and the Managing Partners. The amounts so advanced on a pro rata basis shall (i) bear interest at an annual rate of two (2%) percent above the prime rate as publicly announced from time to time by the Bank of New York as its "prime rate" and (ii) be a general unsecured obligation of the Partnership, payable, together with accrued but unpaid interest, from the first funds available to the Partnership prior to any distributions to the Partners under Section 3.03 a. hereof. Any change in the prime rate shall immediately effect a change in the interest rate. The Loans shall be non-recourse to the Partners and shall be satisfied only from the assets of the Partnership.

2.04      Limitations on Use of Capital Contribution:

     The Original Capital Contributions and the Additional Contributions shall be used to fund the Partnership's next required expenditures in substantial conformity with the amounts and items set forth in the Initial Budget as the Initial Budget may change, from time to time, with the approval of the Partners.

2.05      Capital Contributions to Restore Capital
          Accounts at Termination of the Partnership:

     No Partner shall have an obligation to restore any deficit in its Capital Account. This Section 2.05 shall not diminish a Partner's obligations under any other provision of this Agreement.

2.06      Return of Capital Contributions;
          Interest on Capital Contributions:

     a. No Partner shall have the right to withdraw from the Partnership, or to withdraw his Capital Contributions or to demand or receive the return of his Capital Contributions or any part thereof, except as otherwise provided in this Agreement.

     b. Except as otherwise provided for in this Agreement, to the extent that any Partner shall ever have the right to withdraw his Capital Contributions or to demand or receive the return of his Capital Contributions or any part thereof, no Partner shall be personally liable or responsible for the return of such Capital Contributions and any such return shall be made solely from the assets of the Partnership.

     c. No interest shall be paid by the Partnership on any Capital Contributions to the Partnership, except as otherwise provided for in this Agreement.

2.07      Remedies for Non-Payment of Additional Contributions:

     a. If the Original Partners Managing Partners determine that under the terms of this Agreement an Additional Contribution is required to fund the Partnership's obligations under the Development Agreement and the Original Partners Managing Partners have given Sun a Capital Call Notice in accordance with Section 2.02 hereof, and if Sun does not make such Capital Contribution within 10 days after the delivery of such Capital Call Notice, Sun shall automatically be deemed to have withdrawn from the Partnership if the amount specified in such Capital Call Notice is not paid within 20 days after delivery of written notice by the Original Partners Managing Partners to Sun of such default and the failure of Sun to pay such amount within such 20 day period; provided, however, in the event the Original Partners are in default under their obligations under Section 2.02, so long as such default is continuing, Sun shall not be deemed to have withdrawn from the Partnership and shall not have an obligation to make such Additional Contribution until the Original Partners are no longer in default. In the event of a withdrawal of Sun pursuant to this Section 2.07 a., Sun shall not be entitled to receive a return of its Original Capital Contribution or any Additional Contributions it may have funded to the Partnership pursuant to this Agreement but shall be entitled to receive the repayment of any Loans made by it to the Partnership upon the commencement of the construction of Phase One of the Facility.

     b. If the Original Partners Managing Partners determine that an Additional Contribution is required to fund the Partnership's obligations under the Development Agreement and the Original Partner's Managing Partners have given the Original Partners a Capital Call Notice with respect to such Additional Contribution, if the Original Partners do not collectively pay their pro rata share of such Additional Contributions and if the amount specified in such Capital Call Notice is not paid within twenty (20) days after delivery of written notice by the Sun Managing Partners to the Original Partners of such default, Sun shall have the right, but not the obligation, to pay such shortfall. The amount so advanced by Sun, at the election of Sun:

          (1) Shall be deemed to be a loan (the "Sun Loan") to the Defaulting Original Partner(s) (as hereinafter defined) in the amount of such Defaulting Original Partner's shortfall in such Additional Contribution and a Capital Contribution by such Defaulting Original Partner to the Partnership; such loans to bear interest at a rate of two percent (2%) above the prime rate of interest publicly announced from time to time by Bank of New York as its "prime rate"; and the portion of all Partnership distributions and Organizational and Administrative Fee (as hereinafter defined) otherwise distributable or payable to such Defaulting Original Partner shall be first paid to Sun pari passu with any Original Partner Loans (as hereinafter defined) and the Original Partner Shortfall Loans; or

          (2) Shall be deemed to be a Capital Contribution by Sun to the Partnership and, in such event, the Percentage Interest of Sun and such Defaulting Original Partner shall be adjusted to reflect Sun's contribution made in accordance with this paragraph, such Defaulting Original Partner's Percentage Interest shall be reduced, but not below five percent (5%) with respect to RJH and Leisure, to an amount equal to (a) multiplied by (b), where:

               (a) is the Defaulting Original Partner's Percentage Interest, and

               (b) is a fraction, of which the numerator is the Defaulting Partner's total Capital Contributions and the denominator is its total Capital Contributions plus the Additional Contribution required to be made under Sections 2.01 and 2.02 hereof.

          The amount of reduction in the Defaulting Partner's Percentage Interest shall be allocated to Sun.

2.08      Additional Capital Contributions by the Partners:

     If at any time, and from time to time during the term of the Partnership, the Majority of the Original Partners, on the other hand, determine that additional monies are needed to fund the Partnership's obligations under this Agreement in excess of (i) the Initial Capital Contributions and (ii) the Additional Contributions set forth in Section 2.02 hereof, the Partners (subject to Section 2.09 d. with respect to Leisure) shall each fund such obligations pro rata, in accordance with their respective Percentage Interests (individually an "Additional Capital Contribution" and collectively the "Additional Capital Contributions"). Any requirement for an Additional Capital Contribution pursuant to this Section 2.08 shall require the concurrence of Sun, on the one hand, and the Majority of the Original Partners, on the other hand. In the event any Additional Capital Contribution is required to fund the Partnership's obligations, as determined by Sun and the Majority of the Original Partners, the Managing Partners shall give each Partner a Capital Call Notice, which Capital Call Notice shall specify the amount required and the items for which the Capital Call Notice is given.

2.09      Remedies for Non-Payment of Additional Capital Contributions:

     a.   If Sun and the Majority of the Original Partners determine that under
Section 2.08 of this Agreement an Additional Capital Contribution is required to fund the Partnership's obligations, Managing Partners have given the Partners a Capital Call Notice in accordance with Section 2.08 hereof, then, if Sun does not make such Additional Capital Contribution within ten (10) days after the delivery of such Capital Call Notice, Sun shall automatically be deemed to have withdrawn from the Partnership if the amount specified in such Capital Call Notice is not paid within twenty (20) days after delivery of written notice by the Original Partners Managing Partners to Sun of such default and the failure of Sun to pay such amount within such twenty (20) day period; provided, however, in the event the Original Partners are in default under their obligations under
Section 2.08 hereof, so long as such default is continuing, Sun shall not be deemed to have withdrawn from the Partnership and shall not have an obligation to make such Additional Contribution until the Original Partners are no longer in default. In the event of a withdrawal of Sun pursuant to this
Section 2.09 a., Sun shall not be entitled to receive a return of its Initial Capital Contribution, any Additional Contributions or any Additional Capital Contributions it may have funded to the Partnership pursuant to this Agreement but shall be entitled to receive the repayment of any Loans made by it to the Partnership upon the commencement of the construction of Phase One of the Facility, if the withdrawal occurs prior thereto, or within 120 days after the withdrawal, if the withdrawal occurs after the commencement of construction of Phase One of the Facility.

     b. If at any time the Majority of the Original Partners and Sun determine under Section 2.08 of this Agreement that an Additional Capital Contribution is required to fund the Partnership's obligations under this Agreement and the Managing Partners have given the Partners a Capital Call Notice in accordance with Section 2.08 hereof, if any Original Partner does not make such Additional Capital Contribution within ten (10) days after the delivery of Capital Call Notice ("Defaulting Original Partner") then the other Original Partners, other than the Defaulting Original Partner, shall have the right, but not the obligation, to pay such shortfall. The amount so advanced by the non-defaulting Original Partners, at the unanimous election of the other non-defaulting Original Partners (on a pro rata basis or on any other basis agreed to by all of the non-defaulting Original Partners):

          (1) shall be deemed to be a loan to the Defaulting Original Partner(s) in the amount of such Defaulting Original Partner's shortfall in such Additional Capital Contribution ("Original Partners Shortfall Loan") and a Capital Contribution by such Defaulting Original Partner to the Partnership; the Original Partners Shortfall Loan bear interest at a rate of two percent (2%) above the prime rate of interest publicly announced from time to time by Bank of New York as its "prime rate"; and the portion of all Partnership distributions and Organizational and Administrative Fee) otherwise distributable or payable to such Defaulting Original Partner shall be first paid to the non-defaulting Original Partners pari passu with any Original Partner Loans and the Sun Loan; or

          (2) shall be deemed to be a Capital Contribution by the contributing non-defaulting Original Partners to the Partnership and, in such event, the Percentage Interest of the Defaulting Original Partner(s) shall be adjusted to reflect each of the other contributing Original Partner's contributions made in accordance with this paragraph, and such Defaulting Original Partner's Percentage Interest shall be reduced, but not below five percent (5%), to an amount equal to (a) multiplied by (b), where:

               (a)  is the Defaulting Original Partner's Percentage Interest;
          and

               (b) is a fraction, of which the numerator is the total Capital Contributions of the Defaulting Original Partner and the denominator is the Defaulting Original Partner's total Capital Contributions plus the Additional Capital Contribution required to be made under Section
          2.08 hereof.

          The amount of reduction in the Defaulting Original Partner's Percentage Interest shall be allocated to each of the contributing Original Partners, pro rata, based on the contribution of each contributing Original Partner under this clause (2) in relation to the total contributions made by all of the contributing Original Partners under this clause (2).

          (3) Notwithstanding the foregoing, if at the time that an Additional Capital Contribution is required in accordance with Section 2.08 hereof, and either (i) Excess Cash is


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

     available for distribution to Leisure pursuant to the terms of Section 3.03 hereof and/or Leisure is due any portion of the Organizational and Administrative Fee or (ii) Excess Cash has previously been distributed to Leisure pursuant to Section 3.03 hereof and/or Leisure has been distributed its pro rata share of the Organizational and Administrative Fee (the aggregate of all such distributions or payments are hereinafter collectively referred to as the "Leisure Distribution"), all of the Original Partners, including Leisure (to the extent of the Leisure Distribution less any amounts paid by Leisure for federal and state income tax with respect to such Leisure Distribution and any amount previously contributed by Leisure to the Partnership as an additional contribution with respect to the Leisure Distribution set forth in Section 2.07 b. hereof), shall make the Additional Capital Contribution based on each Original Partner's Percentage Interest in relation to the Percentage Interests of all Original Partners.

          In the event that Leisure's pro rata share of capital required to be contributed pursuant to the preceding paragraph exceeds the Leisure Distribution less any amounts paid by Leisure for federal and state income tax with respect to such Leisure Distribution and any amounts previously contributed to the Partnership as an Additional Contribution by Leisure with respect to the Leisure Distribution set forth in Section 2.07 b. hereof, all of the Other Original Partners shall contribute their pro rata share of such deficiency based on the Percentage Interest of each such Other Original Partner in relation to the Percentage Interests of all of the Other Original Partners.

          In the event that Leisure is unable, despite its best efforts, to contribute to the Partnership all or any portion of the funds required to be contributed by it pursuant to clause (ii) above, the Other Original Partners shall have the right to advance to the Partnership all or any portion of such shortfall pro rata, based on their respective Percentage Interests or on any other basis the Other Original Partners determine appropriate. The amount so advanced by the Other Original Partners shall be deemed to be (i) Original Partner Loans to Leisure by the Other Original Partners making such advances, and (ii) an Additional Capital Contribution by Leisure to the Partnership. Such Original Partner Loans shall (i) bear interest at a rate of two percent (2%) above the prime rate publicly announced from time to time by Bank of New York as its "prime rate", and
     (ii) at the election of each of the Other Original Partners, be evidenced by promissory note(s) containing such terms and conditions not inconsistent with this paragraph. If any of the Other Original Partners make such Original Partner Loans, the portion of all Partnership distributions and Organizational and Administrative Services Fee otherwise distributable or payable to Leisure shall, instead of being paid to Leisure, be first paid pan passu with any Sun Loan and any Original Partner Shortfall Loan to such Other Original Partners who have made such Original Partner Loans pro rata, based on the Original Partner Loans made by each Other Original Partner in relation to Original Partner Loans made by all of the Other Original Partners and applied against all principal and accrued interest on such loans until all such loans are paid in full.

          (4) If Sun and the Majority of the Original Partners determine that an Additional Capital Contribution is required to fund the Partnership's obligations pursuant to Section 2.08 hereof and the Managing Partners have given the Original Partners a Capital Call Notice with respect to such Additional Capital Contribution, if the Original Partners do not collectively pay their pro rata share of such Additional Capital Contribution and if the amount specified in such Capital Call Notice is not paid within twenty (20) days after delivery of written notice by the Sun Managing Partner to the Original Partners of such default and the failure of the Original Partners to pay such amount within such twenty (20) day period, then Sun shall have the right, but not the obligation, to pay such shortfall. The amount so advanced by Sun, at the election of Sun:

               (a) shall be deemed to be a loan to the Defaulting Original Partner(s) in the amount of such Defaulting Original Partner's shortfall in such Additional Contribution ("Sun Loan") and a Capital Contribution by such Defaulting Original Partner to the Partnership; the Sun Loan shall bear interest at a rate of two percent (2%) above the prime rate of interest publicly announced from time to time by Bank of New York as its "prime rate", and that portion of all Partnership distributions and the Organizational and Administrative Services Fee otherwise distributable or payable to such Defaulting Original Partner shall be first paid to Sun pari passu with any Original Partner Loans and any Original Partner Shortfall Loan; or

               (b) shall be deemed to be a Capital Contribution by Sun to the Partnership and, in which event, the Percentage Interest of the Defaulting Original Partner(s) shall be adjusted to reflect Sun's contribution made in accordance with this paragraph; such Defaulting Original Partner's Percentage Interest shall be reduced, but not below five percent (5%) with respect to RJH and Leisure, to an amount equal to i) multiplied by ii), where:

                    i) is the Defaulting Original Partner's Percentage Interest (calculated after any dilution pursuant to Section 2.09 b. (2) hereof; and

                    ii) is a fraction, of which the numerator is the total Capital Contributions of the Original Defaulting Partner and the denominator is the Original Defaulting Partner's total Capital Contributions plus the Additional Capital Contribution required to be made under 2.08 hereof.

          The amount of resulting reduction in the Original Defaulting Partner's Percentage Interest shall be allocated to Sun.


                                   ARTICLE III

                                ALLOCATION OF THE
                              PROFITS, LOSSES, AND
                        DISTRIBUTIONS OF THE PARTNERSHIP

3.01      Allocation of the Profits
          and Losses of the Partnership:

     a. Profits and Losses. After giving effect to the special allocations set forth in Section 3.01 b. and the curative allocations set forth in Section 3.01
c. hereof, Profit or Loss for any fiscal year shall be allocated as Set forth in
Section 3.01 a.(1) below, subject to the limitations in Section 3.01 a.(2) below.

          (1) Profit for any fiscal year shall be allocated among the Partners, pro rata, in accordance with their Percentage Interests.

          (2) Loss for any fiscal year shall be allocated among the Partners pro rata, in accordance with their Percentage Interests.

          (3) The Losses allocated pursuant to Section 3.01 a.(2) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have a deficit in its Adjusted Capital Account at the end of any fiscal year. All Losses in excess of the limitations set forth in this Section 3.01 a.(3) shall be allocated to the other Partners pro rata, in the ratio that their Percentage Interests bears to each other, so long as such allocation will not create a deficit in the Adjusted Capital Account of any other Partner.

     b. Special Allocations. The following special allocations shall be made in the following order:

          (1) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in "partnership minimum gain" during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in "partnership minimum gain," determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.01 b.(1) is intended to comply with the minimum gain chargeback requirement in
     Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (2)  Partner Minimum Gain Chargeback. Except as otherwise provided in
     Section 1.704-(2)(i)(4) of the Regulations, if there is a net decrease in "partner nonrecourse debt minimum gain" attributable to a "partner nonrecourse debt" during any fiscal year, each Partner who has a "share of partner nonrecourse debt minimum gain" attributable to such "partner nonrecourse debt," determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in "partner nonrecourse debt minimum gain" attributable to such "partner nonrecourse debt," determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.01 b.(2) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (3) In the event that any Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4)-(6) of the Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit in such Partner's Adjusted Capital Account as quickly as possible, provided that an allocation pursuant to this Section 3.01 b.(3) shall be made only to the extent that such Partner would have a deficit in its Adjusted Capital Account after all other allocations provided for in this
     Section 3.01 have been tentatively made as if this Section 3.01 b.(3) were not in the Agreement.

          (4) Nonrecourse Deductions. "Nonrecourse deductions" for any fiscal year shall be specially allocated among the Partners pro rata, in accordance with their Percentage Interests.

          (5) Partner Nonrecourse Deductions. Any "partner nonrecourse deductions" for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the "partner nonrecourse debt" to which such "partner nonrecourse deductions" are attributable in accordance with Section 1.704-2(i)(l) of the Regulations.

     c. Curative Allocations. The allocations set forth in Sections 3.01 a.(2) and 3.01 b. hereof (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or, if necessary, with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 3.01 c. Therefore, notwithstanding any other provision of this Section 3.01 (other than the Regulatory Allocations), special allocations of Partnership income, gain, loss, or deduction shall be made to offset the Regulatory Allocations such that each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 3.01 a. In applying this Section 3.01 c., there shall be taken into account future Regulatory Allocations under Sections 3.01 b.(1) and 3.01 b.(2) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.01 b.(3) and 3.01 b.(4).

     d. Definitions. For purposes of this Section 3.01, (i) "Regulations" shall mean regulations promulgated by the U.S. Department of Treasury, (ii) all other terms set off in quotation marks shall have the meanings ascribed to them in Section 1.704-2 of the Regulations, and (iii) Adjusted Capital Account shall mean, with respect to any Partner such Partner's Capital Account, reduced by those anticipated allocations, adjustments and distributions described in
Section 1.704-1(b)(2)(ii)(d)(4)-(6) of the Regulations and increased by such Partner's "share of partnership minimum gain", such Partner's "share of partner nonrecourse debt minimum gain" and the amount of any deficit in such Partner's Capital Account that such Partner is deemed obligated to restore under Section 1.704-1(b)(2)(ii)(c) of the Regulations as of the end of such fiscal year.

3.02      Allocations Solely for Federal Income Tax Purposes:

     a. In the event of the transfer of a Partner's Partnership Interest or a portion thereof by sale or exchange, or upon the death of a Partner, the Partnership shall, if the person acquiring such Partnership Interest or portion thereof so requests and if the Partners agree to do so, elect, pursuant to
Section 754 of the Code, or any corresponding provision of succeeding law, to adjust the basis of the Partnership property. Each Partner hereby agrees to provide the Partnership with all information necessary to give effect to such election.

          (1) Any change in the amount of the depreciation or amortization deducted by the Partnership, and any change in the gain or loss of the Partnership, for federal income tax purposes, resulting from such election, shall be allocated entirely to the transferee of the Partnership Interest or portion thereof so transferred; provided, however, neither the Capital Contribution obligations of, nor the amount of any cash distributions to, the Partners shall be affected as a result of such election, and the making of such election shall have no effect except for federal income tax purposes.

          (2) A subsidiary account shall be established on the books of the Partnership for each asset, the basis of which is adjusted as a result of such election, and each such subsidiary account shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment, and the offsetting credit or debit shall be made to a subsidiary capital account established on the books of the Partnership for the transferee Partner. Any change in the amount of the depreciation deducted by the Partnership, and any change in the gain or loss of the Partnership, for federal income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, to the appropriate subsidiary asset account and the offsetting credit or debit shall be made to the subsidiary capital account of the appropriate Partner.

     b. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Book Value of such property (computed in accordance with Section 10.01 m.(1) hereof). If the Book Value of any Partnership property is adjusted pursuant to Section 10.01 m.(2) hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal Income tax purposes and the Book Value of such asset in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

3.03      Distribution of Excess Cash:

     a. The Managing Partners shall, from time to time but no less often than quarterly), determine whether the Partnership has Excess Cash, as defined in
Section 3.03 b. hereof, and whenever the Partnership has Excess Cash, the Managing Partners shall cause the Excess Cash to be paid:

          (1) First, to the Partners pro rata, based on their respective Percentage Interests, an amount determined by multiplying (i) times (ii), where (i) equals the sum of (-A-) plus (-B-), where (-A-) equals the maximum federal income tax rate on individuals and (-B-) equals the greater of (a) Connecticut income tax rate on individuals or (b) combined Michigan income tax rates on individuals plus the Michigan intangibles tax rate and
     (ii) is the sum of (-A-) plus (-B-), where (-A-) equals the Partnership's taxable income as shown on the Partnership's U.S. Federal Income Tax Form 1065, and (-B-) equals the amount of all other items of income and gain allocated to such Partners by virtue of their Partnership Interest which are not otherwise included in clause (ii) (-A-) above;

          (2) Next, to Sun in payment of its Deferred Development Fee, to the extent that its Deferred Development Fee has not been paid by prior application of this Section 3.03 a.(2) (or otherwise paid from other sources); and

          (3) Then, the balance, if any, to the Partners pro rata, based on their respective Percentage Interests.

     Notwithstanding the foregoing, after the distributions of Excess Cash to the Partners provided in Section 3.03 a.(l) and Section 3.03 a.(2) above, at the option of the Managing Partners, the Managing Partners may annually fund an additional Partnership reserve fund out of the next available Excess Cash of the Partnership (the "Additional Reserve") of up to the lesser of (-A-) 10% of the Excess Cash of the Partnership or (-B-) U.S. $2,000,000, or such greater amount as shall be determined by the Partners.

     b. As used in this Agreement, "Excess Cash" means, at any relevant time, that portion of the cash and cash equivalent assets of the Partnership which, in light of the Partnership's then current and foreseeable sources of, and needs for, cash, exceeds the amount needed by the Partnership to (i) service its debts and obligations to third parties in a timely fashion, (ii) pay the Organizational and Administrative Fee, the Marketing and Casinos Operation Fee, the Management Services Fee and the portion of the Development Services Fee not constituting the Deferred Development Fee, (iii) maintain adequate working capital and reserves other than Additional Reserves, (iv) conduct its business and carry out its purposes and (v) repay any Loans.

     c. Anything contained in this Agreement to the contrary notwithstanding, in the event of an inconsistency between the provisions of this Section 3.03 and the provisions of Section 7.01 a. hereof, the provisions of Section 7.01 a. hereof shall govern and control.

3.04      Withholding of Tax:

     The Partnership shall withhold with respect to the share of Partnership income or profits of any foreign partner and remit to the Internal Revenue Service, any tax that is required to be so withheld and remitted under Section 1446, or any successor or other provision, of the Code. The withholding of any tax with respect to a Partner's share of income or profits of the Partnership shall be treated as a distribution of cash to such Partner and shall reduce the amount otherwise distributable to such Partner under the terms of this Agreement. Notwithstanding the foregoing, if in any calendar year there is insufficient Excess Cash available for distribution to any foreign partner to fund any tax required to be withheld with respect to such foreign partner, such foreign partner shall immediately remit to the Partnership sufficient funds to enable the Partnership to satisfy its withholding obligations under Section 1446 of the Code. The determination of such withholding obligations shall be made by the Partnership's accountants.


                                   ARTICLE IV

                          MANAGEMENT OF THE PARTNERSHIP
                               AND RELATED MATTERS

4.01      Management Powers of the Managing Partners:

     a. Subject to Section 4.02 hereof, the Partnership shall be managed by the Managing Partners, who shall have the full, exclusive and absolute right, power and authority to manage and control the Partnership and the property, assets and business thereof, and the Managing Partners shall make all decisions affecting the Partnership and the property, assets and business thereof. The Managing Partners shall have all of the rights, powers and authority conferred upon the partners of a partnership by law and all of the rights, powers and authority conferred upon them under other provisions of this Agreement. In addition thereto, the Managing Partners shall have the right, power and authority, for and on behalf of the Partnership, on terms and conditions agreeable to them, to cause the Partnership to:

          (1) Recommend to the Mohegan Tribe, and, if approved by the Mohegan Tribe, implement (i) the nature, scope, elements, timing, and design of each phase of the Facility, (ii) when and how each phase of the Facility will be constructed and (iii) all other matters related to the development of each phase of the Facility, including, but not limited to, the preparation of a budget for each phase of the Facility;

          (2) Pursuant to the Development Agreement, cause each phase of the Facility to be constructed for and on behalf of the Mohegan Tribe, and negotiate, enter into and perform any and al! agreements, execute any and all instruments and documents (including, but not limited to, agreements with Affiliates as provided herein), and take any and all actions with respect thereto;

          (3) Operate, maintain and manage the Facility for and on behalf of the Mohegan Tribe, and negotiate, enter into and perform agreements and subcontract for the operation, maintenance and management of the Facility (including, but not limited to the Consulting Agreement and other agreements with Affiliates as provided herein), and enter into all instruments, documents and agreements incidental, related or similar thereto;

          (4) Determine whether or not to acquire any interest in an Alternative Facility and negotiate, enter into, conclude and perform agreements for the development and operation of any Alternative Facility (including agreements with Affiliates as provided herein);

          (5) Acquire any other property or asset that the Managing Partners deem necessary or appropriate to the business of the Partnership;

          (6) Borrow money and incur other debts and obligations and issue evidences of indebtedness, in furtherance of the Partnership business, and secure such indebtedness by mortgage, pledge or other lien on, or security interest in, any property or asset of the Partnership;

          (7) Negotiate arrangements for financing with respect to any phase of the Facility pursuant to the Development Agreement or other agreements relating to an Alternative Facility (including, agreements with Affiliates as provided herein);

          (8) Negotiate, enter into, conclude and perform and take any action with respect to, the Development Agreement and any amendments or modifications thereof,

          (9) Change the amount of, amend, modify or change the terms of, extend the time for the payment of, or retire, discharge or refinance, any indebtedness or obligation of the Partnership; and change the amount or value of, modify or change the nature or type of, or make any other modifications or changes with respect to, any security granted or collateral given for any Partnership indebtedness or obligation; and amend, modify or change the terms of any agreement, instrument or document with respect to any such security or collateral;

          (10) Subject to Section 3.03 a. hereof, establish and maintain reserves in such amounts and for such purposes as the Managing Partners shall determine, in the exercise of their sole and absolute judgment;

          (11) Negotiate, enter into, conclude and perform agreements for, and take actions with respect to, the sale, exchange, lease or other disposition of all, or any part of or any interest in, the Development Agreement, if and to the extent permitted under the Development Agreement or any other property or asset of the Partnership;

          (12) Sue on, defend or compromise any and all claims or liabilities in favor of or against the Partnership; submit any or all such claims or liabilities to arbitration; and confess a judgment against the Partnership in connection with any litigation in which the Partnership may be involved;

          (13) Make or revoke any election permitted the Partnership by any taxing authority;

          (14) Retain or employ, and coordinate the services of employees, administrators, supervisors, consultants, legal counsel, accountants, architects, engineers and contractors, and other professionals in connection with the Partnership business;

          (15) Subject to the provisions of Section 4.07 and 4.08 hereof, contract with any person to supply any goods and/or services of any type or kind to the Partnership in connection with the Partnership business and pay the purchase price, costs, fees, commissions, compensation and/or other amounts and/or consideration therefor;

          (16) Open, maintain and close bank accounts and make deposits to and withdrawals from such bank accounts;

          (17) Admit a person as a partner of the Partnership pursuant to the applicable provisions of this Agreement; and

          (18) Perform any and all other acts the Managing Partners deem necessary or appropriate with respect to the Partnership or the property, assets or business thereof.

     b. The rights, powers and authority vested in, and conferred upon, the Managing Partners pursuant to Section 4.01 a. hereof, shall be exercised by the Managing Partners pursuant to, and in accordance with, the provisions of this Agreement. All decisions of the Managing Partners require the concurrence of the Sun Managing Partner, on the one hand, and the Original Partners Managing Partners, on the other hand, and the Original Partners Managing Partners shall be entitled to one vote and the Sun Managing Partner shall be entitled to one vote.

     c. No person dealing with the Partnership shall be required to investigate or inquire as to the authority of the Managing Partners to execute instruments and documents and to take actions on behalf of the Partnership; and any person dealing with the Partnership shall be entitled to rely upon any instrument or document executed and any action taken by the Managing Partners, on behalf of the Partnership and the Partnership shall be bound thereby. Sun shall be entitled to rely on any action taken by the Original Partners Managing Partners and shall not be required to investigate or inquire as to the authority of the Original Partners Managing Partners.

     d. No Partner who is not a Managing Partner shall have any power to sign on behalf or bind the Partnership to any agreement or undertaking, or to act on behalf of the Partnership in any manner whatsoever.

4.02      Major Business Decisions of the Original Partners:

     a. The Original Partners Managing Partners shall make and implement all decisions on behalf of the Original Partners except the Major Business Decisions of the Original Partners and any other decision which requires the concurrence of the Original Partners as provided herein.

     b. As used in this Agreement, the term "Major Business Decision of the Original Partners" shall mean any decision specified in Section 4.02 c. or
Section 4.02 d.

     c. The following Major Business Decisions of the Original Partners shall require the concurrence of all Original Partners:

          (1) Incurring or paying expenses or costs which are not in the ordinary course of business or changing the purpose of the Partnership, except those expenses or costs which are included in the Budget; and

          (2) Determining the compensation of the Original Partners Managing Partners.

     d. The following Major Business Decisions of the Original Partners shall require the concurrence of a Majority of the Original Partners:

          (1) Incurring or paying expenses or costs which exceed in any one transaction or in a series of related transactions a monetary commitment on behalf of the Original Partners of $10,000 or more, except those costs or expenses included in the Budget;

          (2) Borrowing money or incurring other debts or obligations on behalf of the Partnership or issuing evidence of indebtedness in excess of $10,000, except those costs or expenses included in the Budget;

          (3) Retaining, employing or coordinating the services of legal counsel, accountants or other professionals;

          (4) Making other major business decisions within the stated purpose of the Partnership;

          (5) Resolving any dispute between the Original Partners Managing Partners with respect to any decision required to be made by the Original Partners Managing Partners on behalf of the Original Partners Group under Sections 4.01 a. or 4.08 a.(4) hereof; and

          (6)  Approving the Budget.

     e. Any act requiring the approval of the Majority of the Original Partners or the concurrence of all Original Partners shall be made as follows:

          (1) The Original Partners Managing Partners shall give notice to each Original Partner in accordance with Section 8.01 hereof;

          (2) In the event that any Original Partner does not respond within 30 days of receipt of such notice, it shall be conclusive that such Original Partner has consented to the act for which the approval was sought. The Original Partners acknowledge that in order to manage the Partnership and the Original Partners' interest in the Partnership properly, the Original Partners Managing Partners must receive prompt responses and this mechanism is set up to assure that there will be prompt responses.

4.03      Resolution of Disputes:

     The Managing Partners and the Partners agree that, as partners, they have a mutual obligation of good faith and fair dealing and a mutual obligation to make all reasonable efforts to resolve any disagreements that may arise between them with respect to the Partnership or the business thereof. If any such disagreements arise between the Managing Partners with respect to any matter hereof, and the Managing Partners are unable to resolve such disagreement after making all reasonable efforts to do so, then, in such event, either Group may give the other Group written notice that such dispute is considered to be a material deadlock dispute (the "Deadlock Dispute"). Each Group shall have ten (10) days from the receipt of such notice to resolve the Deadlock Dispute between them. In the event such Deadlock Dispute is not resolved within such ten (10) day period, then:

          (1) Either Group shall have the right, exercisable by written notice given to the other Group (the "Buy-Out Notice") to require the other Group to elect to either (i) sell the other Group's Partnership Interests to the Group giving notice at the price and under the terms set forth in the Buy-Out Notice (the "Buy-Out Price") or (ii) to have the other Group or its designee purchase the Partnership Interests of the Group giving notice at the Buy-Out Price on the following terms and conditions:

               Within forty-five (45) days after the receipt of the Buy-Out Notice, the Group receiving the Buy-Out Notice shall elect, by giving written notice to the other Group, to either:

               (-A-) sell its entire Partnership Interests to the Group sending the Buy-Out Notice for the Buy-Out Price of such Group's Partnership Interests (in the event that such election is made, the Group receiving the Buy-Out Notice is hereinafter referred to as the "Selling Group" and the Group sending the Buy-Out Notice is hereinafter referred to as the "Purchasing Group"), or

               (-B-) purchase the entire Partnership Interests of the Group sending the Buy-Out Notice for the Buy-Out Price of such Group's Partnership Interests (in the event such election is made, the Group sending the Buy-Out Notice or its designee is (are) hereinafter referred to as the "Selling Group" and the Group receiving the Buy-Out Notice is hereinafter referred to as the "Purchasing Group").

          In the event the Group receiving the Buy-Out Notice shall fail to make an election during the time and in the manner provided above, the Group receiving the Buy-Out Notice shall be deemed to have made the election described in Section 4.03 (1)(-A-) above.

          (2) The closing of the purchase and sale of the Selling Group's Partnership Interests pursuant to the provisions of this Section 4.03 (hereinafter referred to as the "Closing") shall take place at the principal office of the Partnership (or such other place as designated by both Groups) on a date, not to exceed seventy-five (75) days from the expiration of the forty-five (45) day period provided in Section 4.03 a.(1) above, by the Purchasing Group in written notice given to the Selling Group at least fifteen (15) days prior thereto or on such other date as shall be mutually agreeable to the Selling Group and Purchasing Group; provided, however, that such Closing date shall be automatically extended by any period of time required to obtain any consents or approvals of such sale as referred to in Section 4.10 d. hereof. At the Closing, the Buy-Out Price shall be paid in accordance with the terms of the Buy-Out Notice. At the Closing of such purchase, the Selling Group shall execute and deliver such assignments and other instruments as shall be necessary or desirable in the reasonable opinion of the Purchasing Group to transfer and assign the Selling Group's Partnership Interests.

          (3) Notwithstanding anything herein to the contrary, either the Selling Group or the Purchasing Group can elect at any time prior to Closing to terminate this Buy-Sell option and, in such event, the Deadlock Dispute shall be resolved and the decision of the non-rescinding Group shall be deemed to be the decision of the Managing Partners.

          (4) On or after the Closing, the Purchasing Group, at its sole election, may terminate any agreement with any Partner of the other Group or its Affiliate(s) with respect to their employment arrangement or other arrangements with the Partnership.

          (5) The Purchasing Group shall release the Selling Group from any and all liability owed to the Partnership or any members of the Purchasing Group and shall indemnify the Selling Group for any obligations it may incur subsequent to the Closing with respect to its participation in the Partnership, except for acts which constitute fraud, gross negligence, bad faith or breach of duty of loyalty. The liability for such indemnification shall be non-recourse to the remaining Partners and may be satisfied only from the assets of the Partnership.

4.04      Designated Representative of the Managing Partner:

     a. Howard ("Butch") Kerzner ("Kerzner") shall be the Designated Representative of Sun and the Sun Managing Partner. In his absence, John Allison shall be the Designated Representative of Sun. Such Designated Representatives shall have the right, power and authority to act for and on behalf of, and to bind, Sun (and the Sun Managing Partner) with respect to all matters relating to the Partnership and the business thereof. Kerzner may appoint by proxy another person(s) to act in his stead upon written notification to the Original Partners Managing Partners. Sun shall have the right to remove and the right to replace Kerzner and/or any other substitute Designated Representative, and Kerzner, and/or any other substitute Designated Representative shall have the right to resign, as a Designated Representative without the consent of the Original Partners.

     b. Subject to the provisions of Section 4.04 c.; Richard J. Hertz ("Hertz") and Len Wolman ("L. Wolman") shall be the Designated Representatives of the Original Partners and the Original Partners Managing Partners. Such Designated Representatives shall have the right, power and authority to act for and on behalf of, and to bind, the Original Partners and the Original Partners Managing Partners with respect to all matters relating to the Partnership and the business thereof. The Original Partners shall have the right to remove, and the right to replace, Hertz or L. Wolman and/or any other substitute Designated Representative as provided in Section 4.04 c. hereof, and Hertz or L. Wolman and/or any other substitute Designated Representative, shall have the right to resign, as a Designated Representative, without the consent of Sun.

     c.   Notwithstanding anything in Section 4.04 b. above, in the event that
(i) Hertz sells a controlling interest in RJH, (ii) RJH is no longer a Partner or (iii) Hertz dies, becomes incompetent, becomes disabled or for any other reason is unable to perform the duties required of the Designated Representative in this Agreement, then Hertz shall immediately cease to be a Designated Representative and L. Wolman shall be the sole Designated Representative and LMW the Original Partner Managing Partner. In the event that L. Wolman (i) no longer owns at least a 50% interest in LMW, (ii) LMW is no longer a Partner or (iii) L. Wolman dies, becomes incompetent, becomes disabled or for any other reason is unable to perform the duties required of a Designated Representative in this Agreement, then L. Wolman shall immediately cease to be a Designated Representative and Mark Wolman shall replace him as a Designated Representative; provided, however, in the event that Mark Wolman (i) no longer owns at least a 50% interest in LMW, (ii) LMW is no longer a Partner or (iii) Mark Wolman dies, becomes incompetent, becomes disabled or for any other reason is unable to perform the duties required of a Designated Representative in this Agreement, then Mark Wolman shall not become or shall not be a Designated Representative and Hertz shall be the sole Designated Representative and RJH the sole Original Partners Managing Partners. In the event that Wolman, Mark Wolman and Hertz cease to be Designated Representatives in accordance with this Section 4.04 c., then Tyrol shall be the successor Designated Representative and Leisure the sole Original Partners Managing Partners. Notwithstanding the foregoing, any Designated Representative and any Original Partners Managing Partners may be changed at any time by a vote of the Majority of the Original Partners.

     d. The Partners and their respective Designated Representatives agree to and accept the appointment of such Designated Representatives. They also agree that no further or subsequent authorization, consent or ratification shall be required with respect to the exercise of any of the rights, powers or authority, or the doing of any act, that such Designated Representatives have the right, power or authority to do under the provisions of this Agreement. Each Partner hereby acknowledges and agrees that it shall be bound by any action taken on its behalf by its Designated Representative.

4.05      Duty to Devote Time; Other Activities:

     a. The Managing Partners shall devote such time and attention to the business of the Partnership as shall be necessary for them to perform their respective responsibilities under Section 4.01 a. hereof. The Partners hereby acknowledge and agree that the Partnership may engage the services of persons affiliated and related to any Partner, subject to the provisions of this Agreement.

     b.   Subject to the provisions of, and except as otherwise provided in
Section 4.05 c. hereof, the Partners acknowledge that each of them may have interests in other present or future ventures, including competitive ventures, and that, notwithstanding their status as Partners in the Partnership, each Partner shall be entitled to obtain and/or continue its individual participation in such ventures without (i) accounting to the Partnership or the other Partners for any profits with respect thereto, (ii) any obligation to advise the other Partners of business opportunities for the Partnership which may come to its attention as a result of its participation in such other ventures, or in the Partnership, and (iii) being subject to any claims whatsoever on account of such participation.

     c. Until the later to occur of the termination of the term of the Development Agreement, as such term may be extended, from time to time, or the termination of any activities of the Partnership with respect to the Partners agree to bring to the attention of the Partnership all opportunities to manage, operate or otherwise deal with gaming activities on Native American reservations involving Native Americans pursuant to the Indian Gaming Act wherever located and any other gaming activity planned, contemplated or carried on within a radius of 100 miles from the Facility, to the extent that such activity is not prohibited by the Development Agreement. The Partners agree that they shall discuss on a good faith basis mutually satisfactory arrangements to deal with such opportunities in the Partnership. Among other things, the Partners agree that if either of the Groups or any Partner brings to the attention of the other Group or Partners, as the case may be, an opportunity for the Partnership to manage, operate or otherwise deal with gaming or resort activities on behalf of Native Americans on Native American reservations, the Partners will explore any such opportunity on the same participation basis which exists under this Agreement unless otherwise agreed to by the Partners. If the Partners or other Group, as the case may be, are unable to reach a mutually satisfactory arrangement within sixty (60) days from the presentation of such opportunity, the Partners or Group being offered the opportunity will not be permitted to pursue such an opportunity (and the Partner(s) presenting such proposal shall be free to pursue such opportunity) without the prior consent of the Partners or other Group presenting such opportunity. Notwithstanding the foregoing, the Partners acknowledge and agree that this Section 4.05 c. shall not apply to Slavik and its Affiliates with respect to certain property owned by Slavik or its Affiliate on Atwater Street in Detroit, Michigan (the "Excluded Property"), and it is hereby agreed that Slavik may develop the Excluded Property in any manner it elects and shall not be required to offer such opportunity to the Partners as required under this Section 4.05 c.


                                     - l9 -

     d. The Partners acknowledge and agree that any other opportunities which the Partners agree to undertake pursuant to Section 4.05 c. above, will include consulting arrangements with the Management Services Company under terms and conditions to be agreed upon among the Partners.

     e. At the request of the Original Partners Managing Partners, Sun agrees that it shall devote such time, attention, and expertise as required to assist the Mohegan Tribe and/or the Original Partners in purchasing the Property or such other land as required to effectuate the purposes of the Development Agreement and to place in trust such land for the Mohegan Tribe, site planning such land and improvements for the Facility, selecting and working with architects, planners, engineers, accountants, attorneys, underwriters and others in the planning of the Facility, and awarding of contracts.

     f. Upon the approval of the Compact and the Development Agreement, Sun agrees that it shall use its reasonable best efforts to obtain a financing commitment for phase one of the Facility ("Phase One"). It is presently anticipated that the construction and development of Phase One of the Facility, will require a loan in the approximate amount of $150,000,000 (the "Phase One Financing") Sun shall be primarily responsible for obtaining such Phase One Financing, which may be obtained from third party sources or from parties affiliated with Sun. Any commitment for the Phase One Financing shall be subject to approval of (i) the Original Partners, which approval shall not be unreasonably withheld, (ii) the Mohegan Tribe, and (iii) the Commission, to the extent legally required. Notwithstanding the foregoing, the Partners acknowledge that by executing this Agreement, Sun is not guaranteeing that it will be able to obtain the Phase One Financing and neither any Original Partner nor the Partnership shall have any claim against Sun for the failure to obtain Phase One Financing so long as it has used its reasonable best efforts to do so. The parties agree that the Phase One Financing, whether or not obtained from parties or sources affiliated with Sun, shall contain such terms and conditions, including interest rate(s), applicable to such financing based on the prevailing market conditions (with the expectation that it will not require lender participation in equity or profit sharing).

4.06      Indemnity:

     No Managing Partner shall be liable to the Partnership or any of the other Partners (and the Partnership Interests of the Managing Partners shall be free of any claims by the Partnership or any of the other Partners) by reason of any act performed for or on behalf of the Partnership, or in the furtherance of Partnership business, or any omission to act, except for acts or omissions that constitute a material breach of any provision of this Agreement, a breach of a duty of loyalty as a Partner, gross negligence, fraud or bad faith. The Partnership shall indemnify, defend and hold harmless the Managing Partners from any claim, demand or liability, and from any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, which may be made or imposed upon them by reason of any act performed for or on behalf of the Partnership or in furtherance of the Partnership business, or any omission to act, except for acts and omissions that constitute a breach of any provision of this Agreement, a breach of a duty of loyalty as a Partner, gross negligence, fraud or bad faith.

4.07      Dealing with the Partnership:

     Each Partner and its Affiliates shall have the right to contract and otherwise deal with the Partnership with respect to the sale or lease of personal property, the rendition of services, the lending of money and for other purposes, and to receive the purchase price, fees, interest and other amounts and/or forms of consideration in connection therewith, without being subject to claims for self dealing; provided that, except with respect to the transactions referred to in Sections 4.08 and 4.09 hereof or in other Sections of this Agreement, (i) the Managing Partner(s) of the other Group has given its written consent thereto, and (ii) the terms and conditions of such transactions are not less favorable to the

Partnership than those which the Partnership could obtain from comparable independent third parties. The approval by the Managing Partner(s) of the other Group shall be prima facie evidence of the foregoing.

4.08 Certain Services. Fees and Reimbursements to the Partners and Affiliates of the Partners:

     Pursuant to the terms of a certain Management Agreement between the Mohegan Tribe and the Partnership and the terms of a certain Hotel/Resort Management Agreement between the Mohegan Tribe and the Partnership (collectively, the "Management Agreements"), the Partnership is required to perform various services on behalf of the Mohegan Tribe, including organizational, planning, development, management, marketing, administrative and supervisory services (hereinafter collectively referred to as the "Services"). Certain Affiliates of Partners shall be subcontracted by the Partnership to perform or have performed certain of these Services on behalf of the Mohegan Tribe and shall be compensated for the Services from the revenues the Partnership is to receive from the Mohegan Tribe pursuant to the Management Agreements as set forth below.

     a. The Partners agree that an entity to be formed by an Affiliate of Sun, as to a 50% interest, and the Waterford Hotel Group, Inc., an Affiliate of Slavik and LMW, as to a 50% interest (the "Management Services Company') shall be subcontracted by the Partnership to perform certain of the services the Partnership is required to provide pursuant to the Management Agreements. The Management Services Company shall perform certain supervisory duties with respect to how management duties, responsibilities and functions will be carried out with respect to the Facility in conformance with the Management Agreements and to the extent directed by the Partnership. The Management Services Company shall be entitled to compensation therefor as set forth below pursuant to a Management Services Agreement between the Partnership and the Management Services Company incorporating the terms set forth in this Section 4.08 a. with the understanding that if the Management Services Company is unwilling or unable to reach agreement on any matter relating to the day-to-day activities of the Facility, decisions relating to such matter(s) shall be made by the Managing
Partners:

          (1) The Management Services Company shall make available to the Partnership adequate employees or other supervisory personnel who will provide consultation services to the Partnership to assist the Partnership in the day-to-day supervision of all aspects and functions required to implement the management decisions and supervision of the day-to-day operation of the Facility. It is contemplated by the Partners that Wolman will become the chief operating officer of the Management Services Company.

          (2) In consideration of the services rendered by the Management Services Company, the Partnership shall pay the Management Services Company an on-going fee of 1% of the gross revenues of the Facility, but not greater than 25% of the Excess Cash, plus the organizational and administrative fee, and the marketing and casino operation fee, annually (the "Management Services Fee").

          (3) The Management Services Company can be terminated by the Managing Partners for "cause" as defined in the Management Services Agreement.

          (4) The Management Services Company shall meet and consult with the Managing Partners on a regular basis, but no less often than quarterly or as otherwise requested by the Managing Partners. The Management Services Company shall also meet and consult with any Original Partner(s) and/or the Managing Partners as reasonably requested by such Original Partner(s) to discuss any issues, concerns or disagreements which may arise from time to time in connection with the relationship of the Mohegan Tribe and the Partnership or the

     Partnership's obligations under the Development Agreement and Management Agreements. The Management Services Company and/or the Managing Partners, as the case may be, shall give serious consideration to all such concerns or problems brought to the attention of the Management Services Company and/or the Managing Partners, as the case may be, and, to the extent possible in the best business judgment of the Management Services Company and/or Managing Partners, as the case may be, shall address such concerns or problems in such a mariner so as to minimize such problems or concerns. The Managing Partners shall have the right to require changes in any management or operation procedure suggested or implemented by the Management Services Company.

     b. The Partners agree that an Affiliate of Sun (hereinafter referred to as the "Marketing Agent"), shall be subcontracted by the Partnership to perform marketing and casino operations consulting services required to be performed under the Management Agreements for the Mohegan Tribe, including the marketing of promotional events to the extent directed by the Partnership and the Managing Partners. The Marketing Agent shall be entitled to compensation therefor as set forth below pursuant to a Marketing Agreement to be entered into among the Partnership and the Marketing Agent incorporating the terms set forth in this
Section 4.08 b. with the understanding that ultimate decisions in the event the Marketing Agent is unable to reach agreement on any matter relating to the responsibilities of the Marketing Agent under the Marketing Agreement shall be made by the Managing Partners.

          (1) The Marketing Agent shall provide consulting advice regarding casino operations and, among other marketing services, shall together with its Affiliates provide certain expertise in marketing of promotional events, the association with Sun and its Affiliates, use of sales offices and coordination of various marketing activities to ensure consistency of cultural heritage and symbols in the development and decor of the Facility and shall create a premium customer development program.

          (2) In consideration of the services rendered by the Marketing Agent, the Partnership shall pay the Marketing Agent an on-going fee (the "Marketing and Casino Operations Fee") as follows:

               If in any fiscal year the Facility gross revenues ("Facility Gross Revenues") equal or exceed the thresholds set forth below, the Partnership shall pay the Marketing and Casino Operations Fee calculated as follows:

          Facility Gross           Organizational and
          Revenues Thresholds      Administrative Fee
          -------------------      ------------------
          $300 Million             1.5% of Facility Gross Revenues
          $400 Million             2.0% of Facility Gross Revenues

     The Marketing and Casino Operations Fee (i) shall be paid sixty (60) days after the end of each fiscal year, (ii) is solely an obligation of the Partnership without recourse to the Partners, (iii) shall terminate in the event of an admission or withdrawal of a Partner and (iv) shall be paid pari passu with the Organizational and Administrative Fee.

          (3) The Marketing Agent shall consult with the Managing Partners to discuss any issues, concerns or disagreements which may arise in the marketing in the marketing area. The Managing Partners shall have the right to require changes in the marketing procedure suggested or implemented by the Marketing Agent.

     c. The Partners agree that the Original Partners or Affiliates of the Original Partners (hereinafter collectively referred to as the "Administrative Agents"), shall be subcontracted by the Partnership to perform or have performed certain organizational and administrative services required to be performed under the Management Agreements for the Mohegan Tribe, including the coordination of certain administrative services, and certain consultation services in connection with governmental approvals to the extent directed by the Partnership and the Managing Partners. The Administrative Agents shall be entitled to compensation therefor as set forth below pursuant to an Organizational and Administrative Services Agreement to be entered into among the Partnership and the Administrative Agents incorporating the terms set forth in this Section 4.08 c. with the understanding that ultimate decisions in the event the Administrative Agents are unable to reach agreement on any matter relating to the responsibilities of the Administrative Agents under the Organizational and Administrative Services Agreement shall be made by the Managing Partners.

          (1) The Administrative Agents shall provide or have provided certain organizational and administrative services, including advising the Mohegan Tribe in connection with its application for Federal government recognition, negotiations with the State of Connecticut with respect to the Compact, settlement of a land claim, negotiations with the City of Monteville, aiding the Mohegan Tribe in obtaining Federal legislation to secure its land claim, aiding the Mohegan Tribe in purchasing additional land and placing the additional land in trust, providing the Mohegan Tribe with organizational planning and business and financial advice on an on going basis, planning and coordination of certain tribal activities, serving as a liaison with the Mohegan Tribe and various professionals and other parties, interviewing and recommending professionals to represent the Mohegan Tribe, coordinating, planning and obtaining appropriate tribal approvals for the development activities, and coordinating various marketing activities to ensure consistency of cultural heritage and symbols in the development and decor of the Facility.

          (2) In consideration of the services rendered by the Administrative Agents, the Partnership shall pay the Administrative Agents an on-going fee (the "Organizational and Administrative Fee") as follows:

               If in any fiscal year the Facility Gross Revenues equal or exceed the thresholds set forth below, the Partnership shall pay the Organizational and Administrative Fee calculated as follows:

          Facility Gross                Organizational and
          Revenues Thresholds           Administrative Fee
          -------------------           ------------------
          $300 Million                  1.5% of Facility Gross Revenues
          $400 Million                  2.0% of Facility Gross Revenues

     The Organizational and Administrative Fee shall be paid to the Original Partners or their Affiliates (allocated among the Original Partners as they may agree among themselves). The Organizational and Administrative Fee (i) shall be paid sixty (60) days after the end of each fiscal year, (ii) is solely an obligation of the Partnership without recourse to the Partners,
     (iii) shall terminate in the event of an admission or withdrawal of a Partner and (iv) shall be paid pan passu with the Marketing and Casino Operations Fee.

          (3) The Administrative Agents shall meet and consult with one another on a regular basis, but no less often than monthly. The Administrative Agents shall also consult with the Managing Partners to discuss any issues, concerns or disagreements which may arise in the administrative services or other relationships between the Partnership's obligations under the Development Agreement and the Management Agreements to the Mohegan Tribe. The Managing Partners shall have the right to require changes in the administrative procedure suggested or implemented by the Administrative Agents.

     d. The Partners agree that Sun (or its Affiliate) (hereinafter in such capacity referred to as the "Developer") shall be subcontracted by the Partnership to act as the developer of the Facility and perform certain planning and developmental functions required of the Partnership under the Development Agreement for the Mohegan Tribe. The Developer shall be entitled to compensation therefor as set forth below pursuant to a Development Services Agreement between Sun and the Partnership ("Development Services Agreement") incorporating the terms set forth in this Section 4.08(d).

          (1) The Developer will make available to the Mohegan Tribe its development expertise, plans and employees to provide the necessary expertise to enable the Partnership to perform its obligations under the Development Agreement for the benefit of the Mohegan Tribe.

          (2) In consideration of the service rendered by the Developer, the Partnership shall pay the Developer a fee in the amount equal to three percent (3%) of the total development costs of Phase One of the Facility (which development costs shall include all so-called bard and soft costs with respect to the construction of the Facility, except land acquisition costs), plus an additional $25,000 for any out-of-pocket costs and expenses it might incur (the "Development Services Fee").

          (3) The Development Services Fee shall be due and payable, to the extent available or made available to the Partnership from the Phase One Financing, as follows: (i) 30% of the amount of the Development Services Fee shall be paid out of the proceeds of the first construction loan draw made for Phase One; (ii) 40% of the Development Services Fee shall be payable when 50% of the Phase One is completed, and (iii) the remaining 30% of the Development Services Fee shall be paid upon completion of Phase One. To the extent that there is insufficient Phase One financing proceeds available to pay all or any portion of the Development Services Fee (the "Deferred Development Fee") the payment of such Deferred Development Fee shall be deferred until there are other proceeds available or there is sufficient Excess Cash to pay such Deferred Development Fee in accordance with Section 3.03 a.(2) hereof.

          (4) In the event the Partnership pursues the development of additional phases of the Facility, similar fees will be paid to the Developer for its services to the Partnership in the development of the additional phase(s).

          (5) The Partners acknowledge that Sun will enter into a subcontract with Wolman Construction Company ("Wolman Construction"), an Affiliate of LMW, and RJH, under which Wolman Construction and RJH will, subject to Sun's direction, assist in supervising and monitoring the planning and construction of Phase One. For its services, Sun will pay Wolman Construction and RJH collectively 20.83% of the Development Services Fee plus $25,000 for expense reimbursement, as and when received, payable ratably.

4.09      Employment Agreement with an Affiliate:

     The Partners acknowledge and agree that Tyrol has entered into an employment agreement with the Partnership pursuant to which Tyrol is acting as the full time executive director of the Partnership in the operation of the Partnership, the coordination of the relationship between the Partnership and the Mohegan Tribe and the development of new business opportunities for the Partnership. The relationship between Tyrol and the Partnership is governed by the terms of such employment agreement, subject to the provisions of this Agreement.

4.10      The Facility and the Development Agreement:

     a. The Facility is to be developed in phases and is expected to contain Class III gaming (as those terms are defined in the Indian Gaming Regulatory Act, 25 U.S.C. Section 2701 et seq.), restaurants, bars, retail shops, one or more hotels and other entertainment facilities. The Partners acknowledge that Phase One is expected to include gaming facilities, a hotel, restaurants, bars, retail shops and other entertainment facilities, as well as such other assistance to the Mohegan Tribe as is required under the Development Agreement.

     b. Under the terms of the Development Agreement, the Partnership is obligated to act as the Mohegan Tribe's exclusive agent to design, develop, construct, manage and maintain the Facility on the Property, or such other site as selected by the Mohegan Tribe and the Partnership, solely for the benefit of the Mohegan Tribe.

     c. The Partners hereby agree that all of their respective obligations and duties under this Agreement (including obligations and duties of Affiliates) shall be conducted in a manner consistent with the Development Agreement and in cooperation with the Mohegan Tribe.

     d. Notwithstanding anything in this Agreement to the contrary, the rights of any Partner to transfer any Partnership Interest under any provision of this Agreement, shall in all respects be subject to the consent of (i) the Mohegan Tribe and (ii) any governmental agency to the extent legally required, and shall be in conformance with all requirements of the Development Agreement. To the extent that any transfer of Partnership Interests occur among Partners, the consent of the Mohegan Tribe shall be required, other than set forth in Section
6.01 b. hereof unless legally required.

     e. The Partners acknowledge and agree that the initial undertaking contemplated by this Agreement includes Phase One only and that any subsequent phases of the development of the Facility shall require the concurrence of the Managing Partners.

4.11      Budget:

     The Managing Partners shall annually, at least sixty (60) days prior to the beginning of each fiscal year of the Partnership, prepare a budget for proposed Partnership expenditures for the next year (the "Budget"). The Budget shall be sent to each Partner.

                                    ARTICLE V

                      ACCOUNTING MATTERS AND BANK ACCOUNTS

5.0l      Fiscal Year and Accounting Method:

     The Partnership shall operate on a calendar fiscal year and shall use the accrual method of accounting or such other fiscal year or method of accounting as shall be determined by the Managing Partners.

5.02      Books and Records:

     The books and records of the Partnership shall be maintained at the Partnership's principal office, or at such other location as the Managing Partners shall determine. Each Partner may inspect the Partnership's books and records at any reasonable time.

5.03      Bank Accounts:

     All funds of the Partnership shall be deposited in such bank account(s) as shall be determined by the Managing Partners. All withdrawals therefrom shall be made upon checks signed by any person(s) authorized to do so by the Managing Partners.

5.04      Tax Information and Financial Statements:

     At the end of each fiscal year of the Partnership, the Managing Partners, at the expense of the Partnership, shall cause to be prepared and furnished to the Partners (i) all information relating to the Partnership that is necessary for the preparation of the Partners' federal, state or local income tax returns, and (ii) such financial statements as the Managing Partners shall decide to have prepared, which shall be unaudited unless either the Sun Managing General Partner, on the one hand, or the Original Managing General Partners, on the other hand, shall decide otherwise.

5.05      Tax Matters Partner:

     LMW Investment, Inc. is hereby designated as Tax Matters Partner for the Partnership. The Managing Partners may, in their discretion, designate any other person as Tax Matters Partner. The Tax Matters Partner shall have full power and authority to act as such for the Partnership and the Partners, with all the rights and responsibilities of that position described in Section 6222 through 6232 of the Code. Notwithstanding the foregoing, unless the Tax Matters Partner shall have obtained the advance written approval of the other Managing Partners, the Tax Matters Partner shall not have the power or authority to (i) choose any judicial, administrative or other forum in which to contest or litigate any position or action taken by any taxing authority against or with respect to the Partnership (or any Partner concerning the Partnership), or (ii) agree to any extension of any period within which any taxing authority must take action against or with respect to the Partnership (or any Partner concerning the Partnership).

                                   ARTICLE VI

                      ASSIGNMENTS OF PARTNERSHIP INTERESTS,
                   WITHDRAWAL OF A PARTNER AND RELATED MATTERS

6.01      Assignment of Sun's Partnership Interest:

     a. Except as otherwise provided in Section 6.01 b., 6.01 C. or 6.01 d. and subject in all respects to Section 4.10 d. hereof, Sun shall not have the right to assign all or any portion of its Partnership Interest without the consent of the Original Partners; and, except as otherwise provided in Sections
6.01 b., 6.01 c. and 6.01 d. hereof no assignee of Sun's Partnership Interest or portion thereof shall have the right to be admitted to the Partnership as a partner in respect thereof.

     b. Sun shall have the right to assign its Partnership Interest to an SEC Affiliate of Sun and if Sun so elects to have such assignee admitted to the Partnership as a Partner in respect thereof without the consent of the Original Partners. Any person to whom Sun makes an assignment of its Partnership Interest pursuant to the provisions of this Section 6.01 b. shall have the right to be admitted to the Partnership as a partner in respect of the Partnership Interest or portion thereof so assigned to such person upon the satisfaction of the requirements set forth in Section 6.03 a. hereof.

     c. If Sun receives a bona fide written offer to purchase all or any portion of its Partnership Interest in the Partnership, Sun, if it desires to sell such Partnership Interest, may transfer its Partnership Interest in accordance with the provisions of Section 6.03 a. hereof without the consent of the Original Partners under the following terms and conditions:

          (1) Sun shall give written notice to the Original Partners Group of its desire to make such sale, the name and address of the offeror and the purchase price and other terms of sale together with a copy of the offer (the "Offer Notice").

          (2) The Original Partners Group shall thereupon have the option, but not the obligation, to purchase all (but not less than all) of said Partnership Interest subject to, and on the same terms and conditions as set forth in, the Offer Notice. The option shall be exercised by the Original Partners giving written notice ("Acceptance") to Sun within thirty
     (30) days after the receipt of the Offer Notice by the Original Partners. The Acceptance shall fix a date ("Closing Date") as the date on which the purchase of such Partnership Interest shall be consummated, such date to be not less than fifteen (15) nor more than sixty (60) days (or such longer time as may be required to obtain any applicable consents from any governmental agency so long as such consent(s) are diligently pursued) after the expiration of such thirty (30) day period. Failure of the Acceptance to fix a Closing Date shall be deemed an election to consummate the purchase on the sixtieth (6Oth) day. The Original Partners Group shall purchase such Partnership Interest in proportion to the Percentage Interest each accepting Original Partner bears to the total Percentage Interest of all accepting Original Partners or as otherwise agreed to by the Original Partners.

          (3) Failure by the Original Partners to give a notice of Acceptance within the time specified in Section 6.01 c.(2) shall be deemed an election by the Original Partners not to exercise such option. In the event all Original Partners shall fail to exercise their rights to purchase such Partnership Interest as offered, Sun shall be free to transfer such Partnership Interest but only in accordance with the terms and conditions referred to in the Offer Notice given pursuant to Section 6.01 c.(l) during a period thirty (30) days following the expiration of the period of time in which the Original Partners Group had the right to purchase the same (or such longer time as may be required to obtain any applicable consents from any governmental agency so long as such consent(s) are diligently pursued); but after said thirty (30) day period has expired, the Original Partner Group's right of first refusal as provided shall reapply to the Partnership Interest so offered.

     d. The equity securities of Sun may be transferred to any SEC Affiliate of its current corporate parent without the consent of the Original Partners. No other transfers of the equity securities of Sun shall be permitted without the consent of the Original Partners.

     e. Any assignee of Sun's Partnership interest or portion thereof who is not admitted to the Partnership as a Partner in respect thereof shall only be entitled to receive, in accordance with any agreement that such assignee may have with Sun, all or a portion of the Profits, Losses and/or distributions of the Partnership otherwise allocable to Sun in respect of Sun's Partnership Interest or portion thereof assigned to such assignee, and such assignee shall not have any other rights of a Partner under this Agreement or otherwise.

     f. As used in this Article VI., the term (i) "assignment" means any sale, conveyance, transfer, assignment, mortgage, pledge, encumbrance, hypothecation or any other alienation or disposition of any type or kind, (ii) "assign" means any making of an assignment, (iii) "assignor" means any person who makes an assignment, and (iv) "assignee" means any person to whom or for whose benefit an assignment is made.

6.02      Assignment of an Original Partner's Partnership Interest:

     a. Except as otherwise provided in Sections 6.02 b., 6.02 c. or 6.02 d. hereof and subject in all respects to Section 4.10 d. hereof, no Original Partner (and no assignee of an Original Partner's Partnership Interest or a portion thereof) shall have the right to assign its Partnership Interest or any portion thereof without the written consent of the Partners; and, except as otherwise provided in Sections 6.02 b., 6.02 c. and 6.02 d. hereof, no assignee of an Original Partner's Partnership Interest or a portion thereof shall have the right to be admitted to the Partnership as a partner in respect thereof, and such assignee shall only be entitled to receive, in accordance with any agreement that he may have with the assignor, all or a portion of the Profits, Losses and/or distributions of the Partnership otherwise allocable to the assignor in respect of such Partnership Interest or portion thereof, and such assignee shall not have any of the other rights of a partner of the Partnership.

     b. Any Original Partner may assign its Partnership Interest to an Affiliate of such Original Partner at any time with the consent of the Majority of the Remaining Original Partners, which consent shall not be unreasonably withheld. Any person to whom an Original Partner makes an assignment of its Partnership Interest or a portion thereof which is permitted under the provisions of this Section 6.02 b. shall have the right to be admitted to the Partnership as a partner in respect of the Partnership Interest or portion thereof so assigned to such person upon the satisfaction of the requirements set forth in Section 6.03 a. hereof.

     c. Except to the trustees of a trust for the benefit of a Principal and/or his spouse and/or his issue and only if the trustee agrees to assume the obligations of this Agreement and to abide by the terms hereof, no Original Partner shall (i) permit any transfer of its stock, other than resulting from the death of a shareholder, to be recorded on its books or records, or (ii) issue any additional shares of its stock or warrants or other rights authorizing the purchase of additional shares with the results that the Principals of such Original Partner (including the interests of a trustee permitted above) have together less than

50.1 % interest in such controlling and beneficial interest in the Original Partner. A violation of this Section 6.02 c. will result in such Original Partner's interest in the Partnership being deemed converted to a beneficial interest under the general terms and conditions set forth in Section 6.04 f. hereof. The Managing Partners shall take whatever action is needed to effectuate such conversion. The Original Partners shall pay for all expenses incurred to carry Out such conversion except for the converted Original Partner's expenses, such as accounting and legal, which shall be the sole obligation of such converted Original Partner.

     d. Anything contained in this Agreement to the contrary notwithstanding, if any Partner who is a member of the Original Partners Group receives a bona fide written offer to purchase all (but not a portion) of its Partnership Interest, such Partner, if it desires to sell, may transfer such interest in accordance with this Section 6.02 d. without the consent of the Partners, under the following terms and conditions:

          (1) If any Original Partner receives a bona fide written offer to purchase all of its Partnership Interests, such Original Partner, if it desires to sell, may transfer such interest in accordance with the terms of this Section 6.02 d.

          (2)  The Original Partner who receives an offer under this Section
     6.02 d. (the "Selling Partner") shall give the Offer Notice to the other non-selling Partners of the Original Partners Group (the "Non-Selling Partners").

          (3) The Non-Selling Partners shall thereupon have the option, but not the obligation, to purchase all (but not less than all) of said Partnership Interest on the same terms and conditions as set forth in the Offer Notice. The option shall be exercised by the Non-Selling Partner's giving of the Acceptance to the Selling Partner within thirty (30) days after the receipt of the Offer Notice by the Non-Selling Partners. The Acceptance shall fix the Closing Date, such Closing Date shall be not less than fifteen (15) nor more than sixty (60) days after the expiration of such thirty (30) day period. Failure of the Acceptance to fix a Closing Date shall be deemed an election to consummate the purchase on the sixtieth (6Oth) day. The Non-Selling Partners shall purchase such Partnership Interest in the proportion to the Percentage Interest of each accepting Original Partner bears to the total Percentage Interest of all accepting Original Partners.

          (4) Failure by a Non-Selling Partner to give a notice of Acceptance within the time specified in Section 6.02 d.(3) shall be deemed an election by the Non-Selling Partner not to exercise such option. In the event all Non-Selling Partners shall fail to exercise their rights to purchase such Partnership Interest as offered, the Selling Partner shall then give the Offer Notice to Sun.

          (5) Sun shall thereupon have the option, but not the obligation, to purchase all (but not less than all) of said Partnership Interest on the same terms and conditions as set forth in the Offer Notice. The option shall be exercised by Sun giving the Acceptance to the Selling Partner within thirty (30) days after the receipt of the Offer Notice by Sun. The Acceptance shall fix the Closing Date, such Closing Date to be not less than fifteen (15) nor more than sixty (60) days after the expiration of such thirty (30) day period. Failure of the Acceptance to fix the Closing Date shall be deemed an election to consummate the purchase on the sixtieth
     (60th) day. Failure by Sun to give the notice of Acceptance within the time specified in Section 6.02 d.(5) shall be deemed an election by Sun not to exercise such option. In the event that Sun shall fail to exercise its rights to purchase such Partnership Interest as offered, the Selling

     Partner shall be free to transfer such Partnership Interest, but only in accordance with the terms and conditions referred to in the Offer Notice given pursuant to Section 6.02 d.(2) during a period thirty (30) days following the expiration of the period of time in which Sun had the right to purchase the same; but after said thirty (30) day period has expired, the Non-Selling Partners' right of first refusal as provided and Sun's rights under Section 6.02 d.(4) shall reapply to the Partnership Interest so offered.

6.03      Admission of the Partners:

     a. If a Partner makes an assignment of his Partnership interest or a portion thereof which satisfies the requirements of Section 6.01 or Section 6.02 hereof (and subject in all respects to Section 4.10 d. hereof), the assignee shall become a partner of the Partnership in respect of such Partnership Interest or portion thereof, if all of the following requirements are satisfied:

          (1) The assignor Partner executes and delivers to the assignee, and delivers to the Managing Partners an executed counterpart of, an instrument of assignment which provides, among other things, that it is the assignor Partner's intention that the assignee become a partner of the Partnership in the place and stead of the assignor Partner in respect of the Partnership Interest or portion thereof assigned by the assignor Partner to the assignee;

          (2) The assignee executes and delivers to the assignor Partner, and delivers to the Managing Partners an executed counterpart of, an assignment under the terms of which he (i) accepts such assignment and admission as a partner of the Partnership, (ii) assumes and agrees to perform the obligations of the assignor Partner to the Partnership in respect of the Partnership Interest or portion thereof assigned to him by the assignor Partner from and after the date of the assignment, and (iii) agrees to be bound by, and to perform the provisions of, this Agreement in respect of the Partnership Interest or portion thereof assigned to him by the assignor Partner from and after the date of the assignment; and the assignee executes and delivers to the Managing Partners such other instruments and documents as the Managing Partners shall require, which may include, but shall not necessarily be limited to, a conformed counterpart of this Agreement;

          (3) The assignor Partner and/or the assignee reimburses the Partnership for the reasonable legal fees and other expenses incurred by it in connection with such assignment and admission as a partner of the Partnership; and

          (4) The Partners, as applicable, give their express written consent to such admission as a partner of the Partnership, except to the extent that such consent is not required under Section 6.01 or 6.02 hereof.

     b. The assignor Partner shall cease to be, and the assignee shall become, a partner of the Partnership in respect of the Partnership Interest or portion thereof assigned to such assignee, as of the date on which all of the requirements of Section 6.03 a. hereof have been satisfied.

6.04      Transfers at Death or Incompetency of
          a Principal of the Original Partners:

     a.   In the event of the occurrence of a Disability Event with respect to
(i) Hertz or Tyrol, (ii) both L. Wolman and Mark Wolman, or (iii) both Stephan
F. Slavik, Sr. and Del J. Lauria ("Option Triggering Event"), then the Original Partner whose shareholder, shareholders or key employee had the occurrence of a Disability Event (the "Disabled Party") shall have the option to appoint an officer, shareholder or key employee to be substituted for such Disabled Party ("Substitute Party"), and, upon the approval of the Majority of the Remaining Original Partners, such Substituted Party shall be substituted in the place and stead of the Disabled Party; provided, however, if such Substitute Party is not acceptable to the Majority of the Remaining Original Partners, then, in such event, or if the Disabled Party elects it shall have the option to (-A-) sell its entire Partnership Interest to the other Original Partners as set forth in
Section 6.04 c. hereof at the Purchase Price determined in accordance with
Section 6.04 b. hereof or (B) to have its Partnership Interest converted to a beneficial interest in accordance with Section 6.04 e. hereof.

     b. The purchase price for such Disabled Party's Partnership Interest shall be the fair market value thereof as of the date upon which notice was provided to the other Group pursuant to Section 6.03 b. hereof (the "Notice Date"). If the Disabled Party and the remaining Original Partners cannot agree as to such fair market value within sixty (60) days after the Notice Date, then the purchase price of the Partnership Interest shall be the fair market value of such Partnership Interest as of the Notice Date, as determined by a nationally recognized accounting firm selected in the manner specified below, whose decision shall be final. The Disabled Party and the remaining Original Partners shall together appoint a qualified nationally recognized accounting firm to value the Partnership Interests in the Partnership owned by the Partners and to value any other assets of the Partnership in order to assist such accountants in determining the fair market value of the Partnership Interest. If the Disabled Party and the remaining Original Partners cannot agree as to a suitable accounting firm within seventy-four (74) days after the Notice Date, then each shall promptly select a qualified nationally recognized accounting firm and one of such firms shall be chosen by lot to value the Partnership Interest of the Disabled Party. In making its determination, such accountants may retain one or more qualified appraisers (or such other persons as they deem appropriate) to value the Partnership assets and shall not discount the Disabled Party's Partnership Interest for not being freely transferable or not being a controlling interest, but shall value such Partnership Interest based on its allocable Percentage Interest in the fair market value of the Partnership assets and liabilities and the rights and obligations relating to such Partnership Interest and any outstanding Loans (the "Purchase Price").

     c. The Disabled Party shall have the obligation to notify the remaining Original Partners of its decision to appoint a Substituted Party or to sell or to convert the Partnership Interest pursuant to Section 6.04 a. above within ninety (90) days after the occurrence of the Disability Event. The remaining Original Partners shall then immediately commence the determination of the Purchase Price pursuant to Section 6.04 b. hereof. Upon receipt of the notification of the Purchase Price, the Disabled Party shall give notice within ten (10) days of its election to grant the Partners the option to purchase or to convert its interest to a beneficial interest as set forth in Section 6.04 a. above. The notice, if exercising the right to sell, shall fix a date for the transfer ("Transfer Date") which date shall be not less than thirty (30) nor more than sixty (60) days after the notice. Failure of such notice to establish a Transfer Date shall be deemed an election of the Transfer Date to be the sixtieth (60th) day. Failure to notify the remaining Original Partners within said ten (10) day period shall be deemed a decision to convert.

     d. If the Disabled Party exercises its option to sell its Partnership Interest, the remaining Original Partners shall by unanimous decision have the option to (i) require the Disabled Party to convert its Partnership Interest to a beneficial interest; or (ii) purchase the interest of the Disabled Party in proportion to which each remaining Original Partners' Percentage Interest bears to the total of all Percentage Interests of the remaining Original Partners, unless the remaining Original Partners agree unanimously to a different percentage or different purchasers (such purchasers are hereinafter referred to as the "Purchasing Partners"). The Purchasing Partners shall notify the Disabled Party of their decision to purchase or convert within thirty (30) days of the receipt of the notice pursuant to Section
6.04 c. Failure to notify the Disabled Party within said thirty (30) day period shall be deemed a decision to convert.

     e. The Purchase Price shall be paid, at the election of each Purchasing Partner as follows: (i) in cash or (ii) 10% thereof in cash on the Transfer Date; the balance by each Purchasing Partner's execution and delivery of a promissory note for the portion such Partner is purchasing dated as of the Transfer Date, made payable to the order of the Disabled Party payable in equal consecutive monthly installments of principal and interest that would fully amortize such promissory note over the lesser of (-A-) a five year period or (-B-) the remaining unexpired term of the Development Agreement, with the first payment commencing thirty (30) days from the Transfer Date. Interest on the unpaid balance shall be at the lowest rate of interest, presently known as the "Test Rate" which pursuant to the provisions of Section 1274 of the Code (or any successor statute of like purpose) and the regulations thereunder, without regard to Section 1274A of the Code, is sufficient to avoid characterization of any part of the purchase price as "unstated interest" as that term is described in such statute and regulation. Such promissory note shall provide for the privilege of prepayment at any time without premium or penalty and shall recite that the total balance shall become due at the option of the holder if all or any part of the principal or interest remains unpaid for thirty (30) days after the date on which the same becomes due.

     f. If the Disabled Party elects to convert its interest or the remaining Original Partners elect to have the Disabled Parties' interest converted to a beneficial interest, then the Disabled Party and the remaining Original Partners shall take all steps necessary to evidence the assignment of the Disabled Parties' Partnership Interest to the remaining Original Partners, in the proportion each remaining Original Partners Partnership Interest bears to all of the other remaining Original Partners Partnership Interests and the Original Partners shall thereupon make an assignment of a beneficial interest in the Profits, Losses and distributions of the Partnership to the Disabled Party with respect to the Disabled Parties' Partnership Interest to the Disabled Parties; provided, however, such Disabled Party shall continue to be liable for the Disabled Party's obligations and liabilities under the Partnership Agreement.

     g. The Original Partners, pro rata, shall pay all costs associated with the valuation of the Disabled Parties Partnership Interest under this Section 6.04.

6.05      Withdrawal etc. of a Partner:

     a. Except as provided in Sections 6.06 through 6.10 hereof, no Partner may withdraw from the Partnership without the consent of all of the other Partners (except in connection with an assignment of its entire Partnership Interest and the admission of the assignee as a partner of the Partnership in respect of its Partnership Interest, pursuant to, and in accordance with, the provisions of Section 6.01, 6.02 and 6.03 hereof). If a Partner shall withdraw from the Partnership in violation of the preceding sentence ("Withdrawn Partner"), then:

          (1) Unless the remaining Partners shall decide otherwise, the remaining Partners shall continue the business of the Partnership;

          (2) The Withdrawn Partner shall be liable to the remaining Partners for all damages caused to them by its withdrawal;

          (3) The Withdrawn Partner shall cease to be a partner of the Partnership and shall cease to have any interest in, any rights with respect to, the Partnership, the management of the Partnership, or any other property or asset of the Partnership or the business of the Partnership, and anything contained in this Agreement to the contrary notwithstanding, the Withdrawn Partner shall have no right to participate in the management of the Partnership or receive any distributions or other amounts from the Partnership or the remaining Partners under any Section of this Agreement; however, the Withdrawn Partner shall nevertheless remain liable for all of its existing unperformed obligations to, and with respect to, the Partnership and for its share of all existing liabilities of the Partnership to third parties; and

          (4) The Withdrawn Partner shall be deemed to have renounced its Partnership Interest and to have waived any right that it would otherwise have under this Agreement, the Act or otherwise to demand or receive any amounts from the Partnership or the remaining Partners in respect of the value of its Partnership Interest or otherwise, or to be indemnified against present or future Partnership liabilities, and the Partnership and the remaining Partners shall have no obligation whatsoever to pay to the Withdrawn Partner the value of its Partnership Interest or any other amount or to indemnify it against any present or future Partnership liabilities.

If (and only if) the remaining Partners decide not to, or are otherwise unable to, continue the business of the Partnership, the Partnership shall be wound up and liquidated pursuant to the provisions of Article VII hereof.

     b. The Withdrawn Partner shall be deemed to have appointed the other Partners and each of them, with full power of substitution, as its true and lawful attorney-in-fact, in its name and behalf, to execute and deliver any and all documents and instruments that are necessary or advisable, in the judgment of such attorney-in-fact, to effectuate the provisions of Section 6.05 a. hereof. The foregoing power of attorney, and all other powers of attorney granted hereunder or pursuant hereto, is a special power of attorney coupled with an interest, is irrevocable and shall survive the assignment by a Partner of its Partnership Interest and the occurrence of a Disability Event with respect to a Partner.

6.06      Development Agreement Withdrawal:

     a. Except for a delay or denial described in Section 6.06 b. hereof and which delay or denial is cured by the Original Partners, if the Development Agreement is not approved by the Commission, or if it is approved but on terms substantially less favorable than set forth in the Development Agreement attached hereto as Exhibit B, Sun may elect to withdraw from the Partnership. In the event that Sun elects to withdraw from the Partnership pursuant to this
Section 6.06 a., Sun shall have no further rights or obligations hereunder and, in such event, Sun shall not be entitled to receive a return of its Original Capital Contribution, Additional Capital Contribution or any Additional Contributions but shall be entitled to the repayment of any Loans made by it to the Partnership upon the commencement of the construction of Phase One of the Facility.

     b. Notwithstanding anything to the contrary in this Section 6.06, if the approval of the Development Agreement is not obtained because of the Commission's objection to Sun's, its designee's or any of its key employee's participation, which objection is not cured within ninety (90) days after receipt by Sun of notice from the Original Partners of such objection, the Original Partners, in their sole discretion upon written notice to Sun, may elect to cause Sun to withdraw from the Partnership and proceed to develop the Facility without the participation of Sun. Subject to the regulation of the

Commission, if Sun is required to withdraw from the Partnership under this
Section 6.06 b., (i) the Partnership will have the right to utilize all plans and materials previously prepared or supplied by Sun in connection with the development of the Facility, (ii) irrespective of whether or not such plans or materials are utilized, the Partnership shall reimburse Sun for the aggregate amount of its Original Capital Contribution, Additional Capital Contribution and any Additional Contribution it has funded and Loans which it has made to the Partnership immediately upon the commencement of the construction of Phase One of the Facility and (iii) Sun shall have no further rights or obligations hereunder.

     c. In the event the approval of the Development Agreement is denied or delayed because of the Commission's objection to the participation of one or more of the Original Partners or any of their key employees, which objection is not cured within ninety (90) days after receipt by the Original Partners of such objection, such Original Partners shall withdraw from the Partnership on the terms and conditions set forth in Section 6.06 d. below. In the event all of the Original Partners are disqualified, which disqualification with respect to all of the Original Partners cannot be cured as provided above, Sun shall have the right, at its option, to acquire all of the Partnership Interests in the Partnership and continue the Partnership's rights under the Development Agreement. In such event, subject to the regulation of the Commission, Sun shall pay each Original Partner its total Capital Contributions and Loans made to the Partnership as of the date of such withdrawal.

     d. (1) Subject to the regulation of the Commission, if an Original Partner is required to withdraw from the Partnership under Section 6.06 c. above ("Withdrawing Original Partner"), the other Original Partners pro rata, or on any other basis agreed to by the other Original Partners) shall acquire the Partnership Interest of such Withdrawing Original Partner(s). The purchase price for the Partnership Interest of the Withdrawing Original Partner shall be the product of (i) times (ii) times (iii), where (i) equals the Withdrawing Original Partner's Percentage Interest, (ii) equals Seventy percent (70%) and (iii) equals the Excess Cash for the first five
     (5) years of operation of the Project, increased by the Marketing and Casinos Operations Fee and Organization and Administration Fee for the first five (5) years of the operation of the Project and reduced by the Development Services Fee for the first five (5) years of the operation of the Project.

          The purchase price shall be paid to the Withdrawing Original Partner in five (5) annual installments with the first installment being due 425 days after the Project first opens for business and continuing annually thereafter for four (4) additional years on the same date. Each annual installment shall be calculated as described above for the preceding year, with the first annual installment relating to the year commencing on the date the Project opens for business and ending 365 days thereafter and annually calculated thereafter for the same time period (e.g., if the Project opened for business on September 1, 1995, the first annual installment would relate to the year September 1, 1995 - August 31, 1996 and would be due on October 30, 1996, the second annual installment would relate to the year September 1, 1996 - August 31, 1997 and would be due on October 1997, etc.).

          (2) Each Original Partner represents and warrants to each of the other Original Partners the following:

     That it, its officers, directors or persons holding ten percent (10%) or more of the stock or equity of such Original Partner or any parent or subsidiary companies of such Original Partner have never had or been subject to any of the following:

               i)   a felony conviction in any jurisdiction;

               ii) an arrest or prosecution for any gaming related offense, felony, misdemeanor or otherwise;

          or

               iii) a felony arrest or prosecution for any offense involving fraud or deceit;

               iv) a successful civil prosecution or settlement of any claim involving fraud.

6.07      Financing Withdrawal:

     The parties agree that in the event a satisfactory commitment for the Phase One Financing is not obtained within one hundred twenty (120) days after the later to occur of (i) the approval of the Development Agreement by the Commission and (ii) the approval of the Compact by the Commission (the "Approval Date"), the Original Partners Managing Partners shall have the right to cause Sun to withdraw from the Partnership and the Partnership may proceed to plan, develop, construct and operate the Facility without the participation of Sun; provided, however, in the event that the Original Partners Managing Partners elect to cause Sun to withdraw from the Partnership pursuant to this Section 6.07, the Original Partners Managing Partners shall give Sun written notice of such intent to cause Sun to withdraw from the Partnership and, in such event, Sun shall be deemed to have withdrawn from the Partnership upon the expiration of the fourteen (14) day time period described below unless such satisfactory commitment for the Phase One Financing is obtained within fourteen (14) days after the delivery of written notice thereof by the Original Partners Managing Partners, and further provided that the Original Partners Managing Partners may not cause Sun to withdraw if the Original Partners are in material default under their obligations under this Agreement. In the event that the Original Partners Managing Partners elect to cause Sun to withdraw pursuant to this Section 6.07, Sun shall not be entitled to receive a return of its Capital Contributions it may have funded pursuant to this Agreement but shall be entitled to the repayment of all Loans upon such withdrawal and Sun shall have no further rights or obligations hereunder.

     Notwithstanding the foregoing or any other provision in this Agreement to the contrary, the Original Partners shall not have the right to cause Sun to withdraw from the Partnership provided all of the following have been satisfied:

          (1)  Sun has approved the commitment for Phase One Financing;

          (2) Sun, any of its affiliates or any stockholder of Sun or any of its affiliates, has agreed to make a subordinated loan to the Mohegan Tribe in the amount of twenty five million dollars ($25,000,000) (the "Subordinated Loan"), at a market rate of interest, and in a manner which is otherwise acceptable to the Phase I financing lender;

          (3) Sun has agreed to execute a completion guaranty under the terms and conditions as required by the Phase One Financing lender; and

          (4) the Subordinated Loan and the Phase One Financing meet all the requirements of the Commission.

6.08      Insolvency of a Partner:

     a. If a Partner shall become an Insolvent Partner, then, at the election of the other Partner(s), the Insolvent Partner shall be deemed to be a Withdrawn Partner within the meaning of Section 6.05 hereof and shall be deemed to have withdrawn from the Partnership on the date on which it became an Insolvent Partner (or such later date as shall be designated by a majority of the Other Partners), and the provisions of Section 6.05 hereof shall apply.

     b. As used in this Agreement, the term "Insolvent Partner" means a Partner (i) which makes an assignment for the benefit of creditors, (ii) which files a voluntary petition in bankruptcy, (iii) which is adjudicated a bankrupt or insolvent, (iv) which files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) which files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature described in clause (iv), (v) which seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for such Partner or all or any substantial part of its properties and assets, or (vi) with respect to which a trustee, receiver or liquidator of it or any substantial part of its properties and assets has been appointed without its consent or acquiescence.

6.09      Power of Attorney:

     In the event of a withdrawal of a Partner, other than in violation of
Section 6.05 hereof, such Partner shall be deemed to have appointed each of the Managing Partners, with full power of substitution, as its true and lawful attorney-in-fact, in its name and behalf, to execute and deliver the Withdrawal Agreement attached hereto as Exhibit C, to effectuate the provisions of Article VI hereof. The foregoing power of attorney is a special power of attorney coupled with an interest, is irrevocable and shall survive the assignment by a Partner of its Partnership Interest and the occurrence of a Disability Event with respect to a Partner. Each Partner shall take such corporate and shareholder actions as is necessary to effectuate the foregoing and concurrently herewith shall deliver to the Managing Partners appropriate board of director resolutions specifically authorizing the foregoing.

6.10      Dissolution of a Partner:

     The dissolution of a Partner shall not cause the dissolution of the Partnership and the remaining Partners shall continue the Partnership unless the remaining Partners shall decide otherwise. Upon the dissolution of a Partner, such Partner shall be deemed to have only a beneficial interest in the Partnership and shall not have any voting or management rights.

                                   ARTICLE VII

                  WINDING UP AND TERMINATION OF THE PARTNERSHIP

7.01 Liquidation of the Property and Assets of the Partnership and Disposition of the Proceeds:

     a. Upon the dissolution of the Partnership, the Managing Partners shall proceed to wind up the affairs, and liquidate the property and assets, of the Partnership, and the proceeds of such liquidation, and any amounts contributed to the Partnership pursuant to Section 2.03 hereof, shall be applied and distributed in the following order of priority:

          (1)  To the expenses of the liquidation;

          (2)  To the payment of all debts and liabilities of the Partnership;

          (3) To the establishment of any reserves which the Managing Partners deem reasonably necessary to provide for any contingent or unforeseen liabilities or obligations of the Partnership or of the Managing Partners arising out of or in connection with the Partnership; provided, however, that after the expiration of such period of time as the Managing Partners deem advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner hereinafter set forth in this Section 7.01; and

          (4) Any remaining proceeds shall be distributed to, and allocated among, the Partners pro rata in accordance with their Capital Account balances. For this purpose, the determination of the Partners' Capital Account balances shall be made after adjustment to reflect the allocation of all Profits and Losses under Section 3.01 hereof. All distributions pursuant to this Section 7.01 a.(4) shall be made by the end of the fiscal year of liquidation (or, if later, within 90 days after the date of liquidation); however, the Partnership may withhold (A) reserves established under Section 7.01 a.(3) hereof and (B) receivables of the Partnership for the purpose of collecting any amounts due thereunder. Any amounts so withheld (or the proceeds of the collection of receivables so withheld) shall be distributed as soon as practicable to, and allocated among, the Partners in the ratio of their positive Capital Accounts.

     b. A reasonable time shall be allowed for the orderly liquidation of the property and assets of the Partnership and the payment of the debts and liabilities of the Partnership in order to minimize the normal losses attendant upon a liquidation.

     c. The Partners hereby appoint the Managing Partners and each of them, and any person designated by the Managing Partners or either of them, with full power of substitution, as their true and lawful attorneys-in-fact to hold, collect and disburse, in accordance with this Agreement, any Partnership receivables existing at the time of the termination of the Partnership and the proceeds of the collection of such receivables, including, but not limited to, those arising from the sale of Partnership property and assets. The foregoing power of attorney (and all other powers of attorney granted hereunder) is a special power of attorney coupled with an interest, is irrevocable and shall survive the transfer or assignment by a Partner of his Partnership Interest and the death or disability of each Partner; provided, however, such power of attorney shall terminate upon the distribution of the proceeds of all such receivables in accordance with the provisions of this Agreement. Such attorneys-in-fact shall be entitled to reimbursement for the reasonable expenses incurred by them in acting under this power of attorney.

     d. Anything contained in this Section 7.01 to the contrary notwithstanding, if the Managing Partners shall determine that a complete liquidation of all of the property and assets of the Partnership would involve substantial losses or be impractical or ill advised under the circumstances, the Managing Partners shall liquidate that portion of the property and assets of the Partnership sufficient to pay the expenses of liquidation and the debts and liabilities of the Partnership (excluding the debts and liabilities of the Partnership to the extent they are adequately secured by mortgages on, or security interests in, property and assets of the Partnership), and the remaining property and assets shall be distributed to the Partners as tenants-in- common, partitioned in accordance with applicable statutes or distributed in such other reasonable manner as shall be determined by the Managing Partners. The distribution of such remaining property and assets to the Partners shall be made subject to any mortgages on, or security interests in, such property and assets. If any assets are distributed (or, pursuant to Section 708(b)(l)(13) of the Code, deemed distributed) in kind, such assets shall be distributed (or deemed distributed, as the case may be) in a manner which is consistent with the order of priority set forth in Section 7.01 a. hereof. In determining such order of priority, the Capital Account of each Partner shall be credited or debited immediately prior to such distribution, in accordance with Sections 10.01 k.(2) and 10.01 o. hereof, with the amount of gain or loss, respectively, with which such Partner's Capital Account would be credited or debited if such assets were sold by the Partnership at their fair market values. Upon distribution of such assets, the Capital Account of each Partner shall be debited with the fair market value of any such assets distributed to such Partner.

     e. If, at the time of the dissolution and winding up of the Partners hip, there is no Managing Partner, the Partners shall, by vote of a Majority in Interest of the Partners, appoint a liquidator to wind up the affairs and liquidate the property and assets of the Partnership, and such liquidator shall have all powers necessary to perform all acts contemplated to be performed by the Managing Partners under this Section 7.01, and shall be compensated as agreed upon by such Majority in Interest of the Partners and such liquidator. Such liquidator may, but need not be, a Partner.


                                  ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES BY THE PARTNERS

8.01      Original Partner Representations:

     The Original Partners severally represent and warrant to Sun that:

     a. The Partnership was and continues to be a general partnership duly organized and validly existing under the laws of the State of Connecticut.

     b. RJH, Leisure, Slavik and LMW are the sole partners of the Partnership. the Partnership and each of the Original Partners have the power and authority to execute and deliver this Agreement, which has been duly authorized by all necessary partnership action of the Partnership and corporate action of each of its partners, as applicable.

     c. There are no actions, suits or proceedings pending or, to the best knowledge of any Original Partner, threatened against or affecting the Partnership. The total liabilities of the Partnership did not currently exceed $80,000.00 as of March 24, 1994.

     d. The Partnership and each of the Original Partners have taken all requisite partnership and corporate action, as applicable, on behalf of the Partnership to enter into the Development Agreement.

     e. Neither the Partnership nor any Original Partner is currently insolvent or the subject of or a party to any pending bankruptcy, reorganization or insolvency proceeding.

     f.   The sole shareholder of RJH is Richard J. Hertz.

     g. The sole shareholder of Leisure is Lee R. Tyrol but Mr. Tyrol has entered into agreements to transfer not more than 49% of his shares in Leisure to others.

     h. The sole shareholders of Slavik are trusts for the benefit of the family of Joseph F. Slavik and of Stephan F. Slavik.

     i.   The sole shareholders of LMW are Len Wolman and Mark Wolman.

8.02      Sun Representations:

     Sun represents and warrants to the Original Partners that:

     a. Sun is a corporation duly organized, validly existing and in good standing under the laws of Connecticut.

     b.   Sun has power and authority to enter into this Agreement.

     c. There are no actions, suits or proceedings pending, or to the best knowledge of Sun, threatened against or affecting Sun or its ultimate corporate parent before any court or any governmental department or agency which may result in a material adverse change in the business or condition of Sun or Sun's ultimate corporate parent or Sun's ability to perform its obligations under this Agreement.

     d. To the best of knowledge of Sun, each of Sun and Sun's ultimate corporate parent has complied in all material respects with all applicable statutes and regulations of all governmental authorities having jurisdiction over it and it is not in default with respect to any material order, writ, injunction or decree of any court or governmental agency.

     e. Neither Sun nor Sun's ultimate corporate parent is currently insolvent or the subject of or a party to any pending bankruptcy reorganization or insolvency proceeding.

     f. The shareholders of record of Sun are as set forth in Exhibit D attached hereto.

8.03      Mutual Representations:

     Each Partner severally (and not jointly) represents, warrants and agrees with each other Partner as material inducement to cause each other Partner to enter into this Agreement that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action of its directors and/or stockholders, as the case may be, as required,
(ii) it shall cause its officers, directors, and/or stockholders, as the case may be, to act in accordance with the terms and provisions of this Agreement,
(iii) the consummation of such transactions shall not result in a breach or a violation of, or a default under, its charter or bylaws, as the case may be, any material agreement by which it or any of its properties or any of its shareholders is or are bound, or any statute, regulation, order or other law to which it or any of its stockholders is or are subject, (iv) it shall use its reasonable best efforts to perform, or employ or engage others to perform, including an Affiliate, all of its obligations under the Agreement and all activities and furtherance of the purposes of the Partnership, (v) each Partner is capable, financially and in all other respects, of fulfilling its responsibilities under this Agreement, and (vi) this Agreement is binding upon each Partner in accordance with its terms.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

9.01      Notices:

     All notices to be given hereunder shall be deemed served upon (i) receipt by the addressee by personal delivery or facsimile transmission, (ii) two (2) business day after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of one hundred twenty (120) hours after deposit in United States Postal Service certified mail, postage postpaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

If to Sun:                    c/o Sun International Management
                              (UK) LTD.
                              Badgemore House
                              Gravel Hill
                              Henley on Thames
                              Oxfordshire RG94NR United Kingdom
                              Att'n: Howard ("Butch") Kerzner
                              Telecopy No. 44491576526

With Copy to:                 Neal Gerber & Eisenberg
                              2 North LaSalle Street
                              Chicago, Illinois 60602
                              Att'n: Charles E. Gerber, Esq.
                              Telecopy No. (312) 269-1747

If to the Partnership
or the Original Partners:     LMW Investments, Inc.
                              914 Hartford Turnpike
                              P.O. Box 715
                              Waterford, Connecticut 06385
                              Att'n: Len Wolman
                              Telecopy No. (203) 437-7752

With Copy to:                 RJH Development Corp.
                              25 River Road Drive
                              Box 579
                              Essex, Connecticut 06426
                              Att'n: Richard J. Hertz
                              Telecopy No. (203) 767-1439

With Copy to:                 Herrick, Feinstein
                              2 Park Avenue
                              New York, New York 10016
                              Att'n: Herbert Mendelson, Esq.
                              Telecopy No. (212) 889-7577

With Copy to:                 Leisure Resort Technology, Inc.
                              c/o LMW Investments, Inc.
                              914 Hartford Turnpike
                              P.O. Box 715
                              Waterford, Connecticut 06385
                              Att'n: Lee R. Tyrol
                              Telecopy No. (203) 437-7752

With Copy to:                 Chorches & Novak, P.C.
                              81 Wolcott Hill Road
                              Wethersfield, Connecticut 06109
                              Att'n: Martin Chorches, Esq.
                              Telecopy No. (203) 257-1988

With Copy to:                 Slavik Suites, Inc.
                              32605 West 12 Mile Road
                              Suite 350
                              Farmington Hills, Michigan 48334
                              Att'n: Del J. Lauria
                              Telecopy No. (810) 488-5543

With Copy to:                 Honigman Miller Schwartz and Cohn
                              2290 First National Building
                              Detroit, Michigan 48226
                              Att'n: Sheldon P. Winkelman, Esq.
                              Telecopy No. (313) 962-0176

9.02      Article and Section Heading:

     The article and section headings in this Agreement are inserted for identification and convenience only, and they are in no way intended to define or limit the scope or intent of this Agreement or any of the provisions hereof.

9.03      Construction:

     Whenever the singular number is used herein, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. If any language is stricken or deleted from this Agreement, such language shall be deemed never to have appeared herein and no other implication shall be drawn therefrom.

9.04      Severability:

     If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any person or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9.05      Governing Law:

     This Agreement shall be construed and enforced in accordance with, and governed by, the laws and decisions of the State of Connecticut.

9.06      Counterparts:

     This Agreement may be executed in any number of counterparts, each of which shall, for all purposes, constitute an original and all of which, taken together, shall constitute one and the same Agreement.

9.07      Entire Agreement:

     This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. All prior agreements among the parties hereto with respect to the subject matter hereof, including the Agreement to Participate between the Partnership and Sun dated March 24, 1994, whether written or oral, are merged herein and shall be of no force or effect. This Agreement cannot be amended, modified or changed orally, but only by an agreement in writing.

9.08      Amendments to this Agreement:

     This Agreement may be amended or modified only by a written instrument executed by all of the Partners.

9.09      Benefits Limited to Partners:

     Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to confer, and nothing in this Agreement shall confer, any rights or benefits of any kind on any person who is not a Partner (or, to the extent provided in this Agreement, an Affiliate or a Partner).

9.10      Further Assurances:

     The parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

9.11      Successors and Assigns:

     Subject to the restrictions on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the respective parties hereto.


                                    ARTICLE X

                                    GLOSSARY

10.01     Definitions:

     As used in this Agreement, the following terms have the following respective meanings, unless the context clearly indicates a different meaning:

     a.   "Act" means the Connecticut Uniform Partnership Act, as amended.

     b.   "Acceptance" has the meaning specified in Section 6.01 c.(2) hereof.

     c.   "Additional Capital Contributions" has the meaning specified in
Section 2.08 hereof.

     d. "Additional Contribution" or "Additional Contributions" has the meaning specified in Section 2.02 hereof.

     e.   "Additional Reserve" has the meaning specified in Section 3.03 a.
hereof.

     f. "Administrative Agents" has the meaning specified in Section 4.08 hereof.

     g. "Affiliate" means (i) with respect to any Partner who is an individual, (-1-) any individual related by blood or marriage to such Partner, or (-2-) any entity controlled, directly or indirectly, by such Partner and/or any one or more of the individuals described in clause (-1-) above, and any trust created for the benefit of such Partner and/or any one or more individuals referred to in clause (-1-) above, and (ii) with respect to any Partner which is an entity, (-1-) any person who, on any relevant date, controls, directly or indirectly, or is a member, partner, shareholder, director or officer of, such entity, (-2-) any ancestor, descendant, sibling, spouse or spouse of a sibling of any individual referred to in clause (-1-) above, (iii) any trust established for the benefit of any one or more of the individuals referred to in clause (-1-) and/or (-2-) above, and (iv) any entity controlled, directly or indirectly, by such entity and/or any one or more of the individuals referred to in clause (-1-) and/or (-2-) above, or any entity in which one or more of the individuals referred to in clause (-1-) and/or (-2-) above is a shareholder, officer, director, member or partner.

     h. "Agreement" means this Amended and Restated Partnership Agreement of Trading Cove Associates, as it may be amended from time to time.

     i. "Alternative Facilities" has the meaning specified in Section 1.03 a. hereof.

     j. "Alternative Facility" has the meaning specified in Section 1.03 a. hereof.

     k.   "Approval Date" has the meaning specified in Section 6.07 hereof.

     l. "Assignment," "assign," "assignor" and "assignee," as used in Article VI hereof, shall have the respective meanings specified in Section 6.01 f. hereof.

     m. "Book Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

          (1) The initial Book Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset, as determined by the Partners;

          (2) The Book Values of all Partnership assets shall be adjusted to equal their respective fair market values, as determined by the Partners, as of the following times: (i) the acquisition from the Partnership, in exchange for more than a de minimis Capital Contribution, of (-1-) a Partnership Interest by an additional Partner, or (-2-) an additional Partnership Interest by an existing Partner; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money; (iii) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(l)(B) of the Code on account of the sale or exchange of fifty percent (50%) or more of the interests in capital and profits of the Partnership within a twelve month period, and (iv) the Partnership's ceasing to be a going concern (even though it may continue in existence for the purposes of winding up its affairs, paying its debts, and distributing any proceeds of the collection of its receivables to the Partners); and

          (3) If the Book Value of an asset has been determined or adjusted pursuant to Section 10.01 m.(l) or 10.01 m.(2) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profit and Loss.

     Upon the admission of Sun to the Partnership, the Book Value of the Partnership's assets (exclusive of any contribution of Sun) shall be adjusted so that, in the aggregate, they exceed the liabilities of the Partnership (as reflected on the Partnership's balance sheet) by the amount of cash previously contributed by the other Partners, and each Partner's Capital Account shall be correspondingly adjusted to equal the amount of such Partner's contribution(s) to the Partnership.

     n.   "Budget" has the meaning specified in Section 4.11 hereof.

     o.   "Buy-Out Notice" has the meaning specified in Section 4.03 a. hereof.

     p.   "Buy-Out Price" has the meaning specified in Section 4.03 a. hereof.

     q. "Capital Account" means a bookkeeping account maintained by the Partnership with respect to each Partner which shall be

          (1) credited with (i) such Partner's Capital Contributions, (ii) such Partner's distributive share of Profits and any items of income or gain allocated to such Partner pursuant to Section 3.01 hereof, and (iii) the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner, and

          (2) debited with (i) the amount of cash and the Book Value (as adjusted pursuant to Section 10.01 m. hereof) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement,
     (ii) such Partner's distributive share of Losses and any items of expense or loss allocated to such Partner pursuant to Section 3.01 hereof, and
     (iii) the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event that a Partner's Partnership Interest or a portion thereof is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Interest or portion thereof so transferred.

     In the event the Book Values of Partnership assets are adjusted pursuant to
Section 10.01 m.(2) hereof, the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Section 1.704-l(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.

     r. "Capital Call Notice" has the meaning specified in Section 2.02 hereof.

     s. "Capital Contribution" means, with respect to each Partner, the total amount of money and the initial Book Value of any property (other than money) that such Partner has contributed or agreed to contribute, as the context requires, to the capital of the Partnership, as provided in this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution of a predecessor holder of the Partnership Interest of such Partner.

     t.   "Closing" has the meaning specified in Section 4.03 a. hereof.

     u.   "Closing Date" has the meaning specified in Section 6.01 c.(2) hereof.

     v. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     w.   "Commission" means the National Indian Gaming Commission.

     x. "Compact" means the compact entered into between the Mohegan Tribe and the State of Connecticut which will enable the Facility to include gambling activities.

     y.   "Deadlock Dispute" has the meaning specified in Section 4.03 a.
hereof.

     z.   "Defaulting Original Partner" has the meaning specified in Section
2.09 hereof.

     aa.  "Deferred Development Fee" has the meaning specified in Section 4.08
b. hereof.

     ab. "Depreciation" means, with respect to any asset of the Partnership for each fiscal year of the Partnership or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to such asset for such year or other period, except that if the Book Value of such asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation with respect to such asset shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such year is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Partners.

     ac. "Designated Representatives" means, with respect to (i) the Sun Group, Howard ("Butch") Kerzner and (ii) the Original Partners Group, Hertz and L. Wolman and any substitute Designated Representative appointed for the Sun Group or the Original Partners Group, as the case may be, in accordance with the provisions of Section 4.04 hereof.

     ad.  "Developer" has the meaning specified in Section 4.08 hereof.

     ae. "Development Agreement" means, collectively, that certain Hotel/Resort Facility Development and Construction Agreement for Mohegan Destination Resort in Connecticut, that certain Gaming Facility Development and Construction Agreement, and the Management Agreements, each to be entered into by the Mohegan Tribe and the Partnership, as the foregoing may be amended, modified, restated or supplemented from time to time.

     af. "Development Services Fee" has the meaning specified in Section 4.08 hereof.

     ag.  "Disabled Party" has the meaning specified in Section 6.04 a. hereof.

     ah. "Disability Event" means with respect to any Partner or Affiliate, the death, disability, incapacity, incompetency, dissolution, termination, bankruptcy or insolvency of such Partner or Affiliate.

     ai.  "Excess Cash" has the meaning specified in Section 3.03 b. hereof.

     aj.  "Excluded Property" has the meaning specified in Section 4.05 c.
hereof.

     ak.  "Facility" has the meaning specified in Section 1.03 a. hereof.

     al. "Facility Gross Revenues" has the meaning specified in Section 4.08 hereof.

     am.  "Group" means alternatively the Sun Group or the Original Partners
Group.

     an.  "Hertz" has the meaning specified in Section 4.04 b. hereof.

     ao.  "Insolvent Partner" has the meaning specified in Section 6.08 b.
hereof.

     ap. "Initial Budget" means the initial budget for the obligations relating to the Facility prior to the Closing on the Phase One Financing and the commencement of construction on the Facility, totaling approximately $1,100,000 and set forth on Exhibit E hereto.

     aq.  "Kerzner" has the meaning specified in Section 4.04 a. hereof.

     ar. "Leisure" has the meaning specified in the introductory paragraph of this Agreement.

     as. "Leisure Distribution" has the meaning specified in Section 2.09 b.(3) hereof.

     at.  "Loans" has the meaning specified in Section 2.03 hereof.

     au. "LMW" has the meaning specified in the introductory paragraph of this Agreement.

     av. "Major Business Decision of the Original Partners" has the meaning specified in Section 4.02 b. hereof.

     aw. "Majority in Interest of the Partners" means, at any relevant time, Partners who have an aggregate Percentage Interest in excess of one half of the aggregate Percentage Interests of all of the Partners.

     ax. "Majority in Interest of the Original Partners" means, at any relevant time, the Original Partners who have an aggregate Percentage Interest in excess of one-half of the aggregate Percentage Interest of all Original Partners.

     ay. "Majority of the Original Partners" means more than 50% of the Original Partners with each Original Partner having one vote.

     az. "Majority of the Remaining Original Partners" means more than 50% of the Non-Selling Partners, or the Original Partners whose shareholders, officers or key employee's is not a Disabled Party, with each such Partner having one vote.

     ba. "Management Agreements" have the meaning specified in Section 4.08 hereof.

     bb.  "Management Services Company" has the meaning specified in Section
4.08 hereof.

     bc. "Management Services Fee" has the meaning specified in Section 4.08 hereof.

     bd. "Managing Partners" means the Sun Managing Partner and the Original Partners Managing Partners.

     be.  "Marketing Agent" has the meaning specified in Section 4.08 hereof.

     bf. "Marketing Agreement" has the meaning specified in Section 4.08 hereof.

     bg.  "Marketing and Casino Operations Fee" has the meaning specified in
Section 4.08 hereof.

     bh.  "Mohegan Tribe" has the meaning specified in Section 1.03 a. hereof.

     bi. "Non-Selling Partners" has the meaning as specified in Section 6.02 c.(2) hereof.

     bj.  "Notice Date" has the meaning as specified in Section 6.04 b. hereof.

     bk. "Offer Notice" has the meaning as specified in Section 6.01 c.(1) hereof.

     bl. "Option Triggering Event" has the meaning specified in Section 6.04 a. hereof.

     bm. "Organizational and Administrative Agreement" has the meaning specified in Section 4.08 hereof.

     bn.  "Organizational and Administrative Fee" has the meaning specified in
Section 4.08 hereof.

     bo. "Original Partner Loans" has the meaning specified in Section 2.07 b. hereof.

     bp. "Original Partners" has the meaning specified in Recital A to this Agreement.

     bq. "Original Partners Group" means the Original Partners and any assignee, within the meaning of Section 6.01 f. hereof, of the Partnership Interest or any portion thereof of either of them (or any direct or indirect transferee or assignee of either of them) who is admitted to the Partnership as a Partner with respect to such Partnership Interest or portion thereof pursuant to the provisions of this Agreement, in his capacity as, and for so long as such person is, a Partner.

     br. "Original Partners Managing Partners" means RJH and LMW in their capacities as, and for so long as each is a Managing Partner of the Partnership, and any other person who hereafter becomes, or who is otherwise made, a Managing Partner of the Partnership for the Original Partners Group pursuant to the terms of this Agreement, in his capacity as, and for so long as he is, a Managing Partner of the Partnership.

     bs.  "Original Partners Shortfall Loan" has the meaning specified in
Section 2.09 hereof.

     bt. "Original Partnership Agreement" has the meaning specified in Recital A to this Agreement.

     bu.  "Partner" means any of the Partners.

     bv. "Partners" means Sun, Slavik, RJH, Leisure and LMW and each in its capacity as, and for so long as it is, a Partner of the Partnership and any other person hereafter admitted to the Partnership as a partner in accordance with the provisions of this Agreement, in his capacity as, and for so long as he is, a Partner of the Partnership.

     bw. "Partnership" has the meaning specified in Recital A to this Agreement.

     bx. "Partnership Interest" means, with respect to each Partner, such Partner's (i) entire interest in the Partnership, and the property, assets, business, and capital thereof, and (ii) share of the Profits, Losses, items of income, gain, expense or loss and distributions of the Partnership allocable to such Partner under the provisions of this Agreement.

     by. "Percentage Interest" means, with respect to each Partner, the percentage set forth opposite his name in column (3) on Exhibit A attached hereto.

     bz.  "Phase One" has the meaning specified in Section 4.05 f. hereof.

     ca. "Phase One Financing" has the meaning specified in Section 4.05 f. hereof.

     cb. "Principal" means any one of Hertz, Stephan F. Slavik, Sr., Del J. Lauria, Mark Wolman, Wolman or Tyrol.

     cc. "Profit" and "Loss" each means, for each fiscal year of the Partnership or other period, the Partnership's taxable income or loss for such fiscal year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(l) of the Code shall be included in taxable income or loss), adjusted as follows:

          (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this Section 10.01 cc., shall be added to such taxable income or loss;

          (ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(13) expenditures pursuant to Section l.704-l(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profit or Loss pursuant to this Section 10.01 cc., shall be subtracted from such taxable income or loss;

          (iii) In lieu of the depreciation, amortization and other cost recovery deductions taken into account with respect to any asset in computing such taxable income or loss, there shall be taken into account Depreciation with respect to such asset for such fiscal year or other period, computed in accordance with Section 10.01 ah. hereof;

          (iv) Any gain or loss realized by the Partnership for federal income tax purposes upon the sale or other disposition of any property or asset of the Partnership, or any part thereof or interest therein, shall be determined by reference to the Book Value of such property or asset, notwithstanding that its Book Value may differ from its adjusted tax basis;

          (v) Notwithstanding any other provision of this Section 10.01 cc., any item of income, gain, expense or loss allocated pursuant to Section
     3.01 b. or 3.01 C. hereof shall not be taken into account in computing Profit or Loss; and

          (vi) Any items which are allocated pursuant to Section 3.02 hereof shall not be taken into account in computing Profit or Loss.

     cd.  "Property" has the meaning specified in Section 1.03 a. hereof.

     ce.  "Purchasing Group" has the meaning specified in Section 4.03 q.
hereof.

     cf. "Purchasing Partners" has the meaning specified in Section 6.04 d. hereof.

     cg.  "Purchase Price" has the meaning specified in Section 6.04 b. hereof.

     ch.  "Regulations" has the meaning specified in Section 3.01 d. hereof.

     ci. "Regulatory Allocations" has the meaning specified in Section 3.01 c. hereof.

     cj. "RJH" has the meaning specified in the introductory paragraph of this Agreement.

     ck. "SEC Affiliate" means an "Affiliate" as such term is defined in Rule 405 of Securities Act of 1933.

     cl. "Selling Group" has the meaning specified in Section 4.03 a.(1) hereof.

     cm. "Selling Partner" has the meaning specified in Section 6.02 c.(2) hereof.

     cn.  "Services" has the meaning specified in Section 4.08 hereof.

     co.  "SIIL" means Sun International Investments Limited, a BVI company.

     cp. "Slavik" has the meaning specified in the introductory paragraph of this Agreement.

     cq.  "Subordinated Loan" has the meaning specified in Section 6.07 hereof.

     cr.  "Substitute Party" has the meaning specified in Section 6.04 a.
hereof.

     cs. "Sun" has the meaning specified in the introductory paragraph to this Agreement.

     ct.  "Sun Group" means Sun and any assignee, within the meaning of Section
6.01 f. hereof, of the Partnership Interest or any portion thereof (or any direct or indirect assignee of Sun who is admitted to the Partnership as a Partner with respect to such Partnership Interest or portion thereof pursuant to the provisions of this Agreement, in his capacity as, and for so long as each such person is, a Partner.

     cu.  "Sun Loan" has the meaning specified in Section 2.07(c) hereof.

     cv. "Sun Managing Partner" means Sun in its capacity as, and for so long as it is, a Managing Partner of the Partnership, and any other person who hereafter becomes, or who is otherwise made, a Managing Partner of the Sun Group pursuant to the terms of this Agreement, in his capacity as, and for so long as he is, a Managing Partner of the Partnership.

     cw. "Tax Matters Partner" has the meaning specified in Section 5.05 hereof.

     cx.  "Transfer Date" has the meaning specified in Section 6.04 c. hereof.

     cy.  "Tyrol" means Lee R. Tyrol.

     cz.  "Withdrawal Notice" has the meaning specified in Section 4.03 b.
hereof.

     da.  "Withdrawing Original Partner" has the meaning specified in Section
6.06 d. hereof.

     db.  "Withdrawn Partner" has the meaning specified in Section 6.05 hereof.

     dc.  "L. Wolman" has the meaning specified in Section 4.04 b. hereof.

     dd. "Wolman Construction" has the meaning specified in Section 4.08 hereof.

     IN WITNESS WHEREOF, the undersigned Partners have executed this Agreement the day and year above written.

                                        PARTNERS:

                                        SUN COVE, LTD.

                                        ______________________________________
                                        a Connecticut corporation

                                        By:  /s/ Howard Kerzner
                                             ---------------------------------
                                                  "Sun"

                                        Its: President
                                             ---------------------------------

                                        RJH DEVELOPMENT CORP.,
                                        a New York corporation

                                        By:  /s/ Richard J. Hertz
                                             ---------------------------------
                                        Its: President
                                             ---------------------------------
                                                  "RJH"


                                        LEISURE RESORT TECHNOLOGY, INC.,
                                        a Connecticut corporation

                                        By:  /s/ Lee Robert Tyrol
                                             ---------------------------------
                                        Its: President
                                             ---------------------------------
                                                  "Leisure"


                                        SLAVIK SUITES, INC.,
                                        a Michigan corporation

                                        By:  /s/ Del J. Lauria
                                             ---------------------------------
                                        Its: Executive Vice President
                                             ---------------------------------
                                                  "Slavik"



                                        LMW INVESTMENTS, INC.,
                                        a Connecticut corporation

                                        By:  /s/ Len Wolman
                                             ---------------------------------
                                        Its: President
                                             ---------------------------------
                                                  "LMW"

                                    EXHIBIT A
                                       TO
                           SECOND AMENDED AND RESTATED
                            PARTNERSHIP AGREEMENT OF
                             TRADING COVE ASSOCIATES

                 (1)                           (2)                 (3)
                                             Capital            Percentage
           Name and Address                Contribution          Interest
           ----------------                ------------          --------

PARTNERS

RJH Development Corp.,                       $117,500             11.25%
  a New York corporation
25 River Road
Box 579
Essex, Connecticut  06426

Leisure Resort Technology, Inc.,               $ --                 5%
  a Connecticut corporation
914 Hartford Turnpike
P.O. Box 715
Waterford, Connecticut  06385

Slavik Suites, Inc.,                         $235,000             22.5%
  a Michigan corporation
32605 West 12 Mile Road
Suite 350
Farmington Hills, Michigan  48334

LMW Investment, Inc.,                        $117,500             11.25%
  a Connecticut corporation
914 Hartford Turnpike
P.O. Box 715
Waterford, Connecticut  06385

Sun Cove, Ltd,                              $470,000*             50.0%
  a Connecticut corporation
                                                                  ----
_________________________________
_________________________________             TOTAL                100%

* The capital contribution of Sun reflects the total aggregate cash advance of SIIL or its SEC Affiliates made to the Partnership pursuant to the Participation Agreement.


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